AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2006
                                                     REGISTRATION NO. 333-130089

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                         HARTFORD LIFE INSURANCE COMPANY
 (As sponsor and as the depositor of the Hartford Life Secured Trusts described herein and as issuer of the funding agreements described herein)
             (Exact name of registrant as specified in its charter)

        CONNECTICUT                                             06-0974148
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                  200 HOPMEADOW STREET
                               SIMSBURY, CONNECTICUT 06089
                                     (860) 547-5000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                      PLEASE ADDRESS ALL COMMUNICATIONS TO:

                                JONATHAN MERCIER
                         HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 843-9263

            (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                             ----------------------
                                   COPIES TO:

    STEVEN J. SLUTZKY                                     PERRY J. SHWACHMAN
    MATTHEW E. KAPLAN                                     ANTHONY J. RIBAUDO
DEBEVOISE & PLIMPTON LLP                                   SIDLEY AUSTIN LLP
    919 THIRD AVENUE                                   ONE SOUTH DEARBORN STREET
NEW YORK, NEW YORK 10022                                CHICAGO, ILLINOIS 60603
     (212) 909-6000                                         (312) 853-7000


                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                             ----------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

This Registration Statement contains:

      o two prospectus supplements relating to notes (one for an offering of secured medium-term notes which will be offered primarily to institutional investors and the other for an offering of Hartford Life Secured IncomeNotes(SM) which will be offered primarily to retail investors) which one or more separate and distinct trusts may issue and sell to the public, from time to time, with payment of principal and interest on the notes to be secured by a funding agreement sold to, and deposited into, the applicable trust, by Hartford Life Insurance Company; and

      o a base prospectus relating to notes which one or more separate and distinct trusts may issue and sell to the public, from time to time, with payment of principal and interest on the notes to be secured by a funding agreement sold to, and deposited into, the applicable trust, by Hartford Life Insurance Company.

Each offering of notes made under this Registration Statement will be made pursuant to:

      o the base prospectus and one of the prospectus supplements included in this Registration Statement, with the specifications of the notes offered thereby set forth in a pricing supplement; or

      o the base prospectus and a newly filed prospectus supplement to the base prospectus, with the specifications of the notes offered thereby set forth in such newly filed prospectus supplement or a pricing supplement.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. HARTFORD LIFE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OF OR SALE IS NOT PERMITTED OR WOULD REQUIRE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THE JURISDICTION.

SUBJECT TO COMPLETION DATED FEBRUARY 27, 2006

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                     , 2006)


HARTFORD LIFE INSURANCE COMPANY                              [THE HARTFORD LOGO]
SPONSOR AND DEPOSITOR
$1,000,000


SECURED MEDIUM-TERM NOTES (THAT ARE ALSO ASSET-BACKED SECURITIES)
ISSUED THROUGH AND OBLIGATIONS OF HARTFORD LIFE GLOBAL FUNDING TRUSTS

From time to time, separate and distinct issuing entities in the form of trusts (each a "trust"), as described below, will issue secured medium-term notes (that are also asset-backed securities). The aggregate principal amount of all such notes may equal up to $1,000,000 or the equivalent amount in one or more foreign or composite currencies, less any principal amount of notes previously issued under this program, the Hartford Life Secured IncomeNotes(SM) program or otherwise under the accompanying prospectus.


Each trust will use the net proceeds from the offering of its notes to purchase a funding agreement sold to, and deposited into, such trust, by Hartford Life.

Each trust will be formed for the exclusive purpose of issuing and selling notes to investors, using the net proceeds from the sale of the notes to acquire a funding agreement from Hartford Life, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee for the holders of the notes issued by the trust, and engaging in other activities necessary or incidental thereto.

The specific terms of each trust's notes will be as set forth in a separate pricing supplement.


The notes represent obligations of only the trusts, in their capacity as the issuing entities, and will not represent obligations of or interests in, or be guaranteed by, Hartford Life or any of its affiliates. Holders of notes issued by a trust may look only to that trust's assets, including the funding agreement held in such trust and not to any other assets or collateral held by any other trust, or Hartford Life. The funding agreements to be issued by Hartford Life to the trusts will represent obligations of Hartford Life.


The notes will be issued in only one class, will pay interest on a monthly, quarterly, semi-annual or annual basis (unless specified in the applicable pricing supplement) and will bear interest at fixed or floating rates, or bear no interest at all.

                            ------------------------

INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

                            ------------------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The trusts may sell notes to Bear, Stearns & Co. Inc. or such other agents who become a party to the distribution agreement in accordance with its terms from time to time (collectively, the "Agents") as principals for resale at varying or fixed offering prices or through the applicable Agents using their reasonable efforts on the behalf of the trust.
                            ------------------------

BEAR, STEARNS & CO. INC.
    ARRANGER FOR THE PROGRAM

       AGENTS


          ABN AMRO INCORPORATED
          A.G. EDWARDS & SONS, INC.
          BANC OF AMERICA SECURITIES LLC
          BARCLAYS CAPITAL
          BB&T CAPITAL MARKETS
          CITIGROUP
          CREDIT SUISSE
          DEUTSCHE BANK SECURITIES
          GOLDMAN, SACHS & CO
          HSBC
          JPMORGAN
          MERRILL LYNCH & CO.
          MORGAN STANLEY
          UBS INVESTMENT BANK
          WACHOVIA SECURITIES

The date of this prospectus supplement is            , 2006

TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                                                       PAGE
--------------------------------------------------------------------------------
   ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS              S-3
--------------------------------------------------------------------------------
   SUMMARY                                                                   S-4
--------------------------------------------------------------------------------
   DESCRIPTION OF THE NOTES                                                  S-9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE FUNDING AGREEMENTS                                    S-25
--------------------------------------------------------------------------------
   MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                 S-26
--------------------------------------------------------------------------------
   PLAN OF DISTRIBUTION                                                     S-30
--------------------------------------------------------------------------------
PROSPECTUS
--------------------------------------------------------------------------------
   ABOUT THIS PROSPECTUS                                                       3
--------------------------------------------------------------------------------
   RISK FACTORS                                                                4
--------------------------------------------------------------------------------
   FORWARD-LOOKING INFORMATION                                                 8
--------------------------------------------------------------------------------
   WHERE YOU CAN FIND MORE INFORMATION                                         8
--------------------------------------------------------------------------------
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE TRUSTS                                                   9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS                        12
--------------------------------------------------------------------------------
   FEES AND EXPENSES                                                          12
--------------------------------------------------------------------------------
   USE OF PROCEEDS                                                            12
--------------------------------------------------------------------------------
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
     EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS         13
--------------------------------------------------------------------------------
   DESCRIPTION OF HARTFORD LIFE                                               14
--------------------------------------------------------------------------------
   DESCRIPTION OF THE NOTES                                                   14
--------------------------------------------------------------------------------
   DESCRIPTION OF THE FUNDING AGREEMENTS                                      21
--------------------------------------------------------------------------------
   ERISA CONSIDERATIONS                                                       24
--------------------------------------------------------------------------------
   PLAN OF DISTRIBUTION                                                       26
--------------------------------------------------------------------------------
   LEGAL MATTERS                                                              26
--------------------------------------------------------------------------------
   EXPERTS                                                                    27
--------------------------------------------------------------------------------

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
--------------------------------------------------------------------------------

This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that Hartford Life has filed with the SEC. This prospectus supplement provides you with a general description of the notes that may be offered, through trusts, and supplements the description of the notes contained in the accompanying prospectus. These notes may be offered from time to time, through trusts, with a total initial public offering price or purchase price of up to $1,000,000 or the equivalent amount in one or more foreign or composite currencies, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to the Hartford Life Secured IncomeNotes(SM) program or otherwise under the accompanying prospectus.


The specific terms of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 8 and 9, respectively, of the accompanying prospectus.


You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. None of Hartford Life, any trust or any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of Hartford Life, any trust or any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, as well as information Hartford Life previously filed with the SEC and incorporated by reference, is accurate only as of its respective date. The business, financial condition, results of operations and prospects of Hartford Life may have changed since that date.

In this prospectus supplement, references to "Hartford Life" are to Hartford Life Insurance Company, a life insurance company organized under the laws of Connecticut, and references to the "trust" are to the separate and distinct Delaware statutory trust, which actually issues the applicable notes. In this prospectus supplement, the secured medium-term notes to be offered by the trusts are referred to generally as "notes."

In this prospectus supplement, references to "United States dollars", "U.S. dollars" or "$" are to lawful currency of the United States of America, and references to "euros" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

SUMMARY
--------------------------------------------------------------------------------


THIS SECTION SUMMARIZES THE SIGNIFICANT LEGAL AND FINANCIAL TERMS OF THE NOTES THAT ARE DESCRIBED IN MORE DETAIL IN "DESCRIPTION OF THE NOTES" BEGINNING ON PAGE S-9. FINAL TERMS OF ANY PARTICULAR TRUST'S NOTES ARE SET AT THE TIME OF SALE AND WILL BE CONTAINED IN A PRICING SUPPLEMENT RELATING TO THAT TRUST'S NOTES. THAT PRICING SUPPLEMENT MAY ADD TO, UPDATE, SUPPLEMENT OR CLARIFY THE TERMS CONTAINED IN THIS SUMMARY. IN ADDITION, YOU SHOULD READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE ACCOMPANYING PROSPECTUS, THIS PROSPECTUS SUPPLEMENT AND THE APPLICABLE PRICING SUPPLEMENT.


THE TRUSTS                          Each issuance of notes will be made by a
                                    separate newly formed Delaware statutory
                                    trust. The assets and liabilities of each
                                    trust are separate and distinct from the
                                    assets and liabilities of every other trust
                                    and Hartford Life.
--------------------------------------------------------------------------------

SPONSOR AND DEPOSITOR               Hartford Life is the sponsor and depositor
                                    of the program and the sole registrant as
                                    the depositor and issuer of the funding
                                    agreements under the program.
--------------------------------------------------------------------------------

PURPOSE OF TRUSTS; DEPOSITOR        The sole purpose of the trusts is to
                                    facilitate a program for the issuance, from time to time, of notes to the public. Each trust may only make a single issuance of notes and such notes will be issued only on the original issue date for such notes. Each trust will use the net proceeds received from issuing its notes to acquire one
                                    Hartford Life funding agreement for, and to be held in, the trust the principal amount of which may not be increased. Accordingly, each trust's notes will be secured by a separate funding agreement issued by
                                    Hartford Life to such trust. The principal amount of each funding agreement sold to an issuing trust may not be increased. Notes issued by a trust will be the direct obligations of the trust and will not be the obligations of any other trust or Hartford
                                    Life. Each trust will hold the funding
                                    agreement purchased with the proceeds from the sale of its notes to fund its obligations under its notes. Holders of notes of a trust may look only to the funding agreement issued by Hartford Life and proceeds of such funding agreement held in the trust for payment on their notes and not to the assets held in any other trust or by Hartford Life.

                                    Hartford Life is not affiliated with any trust.

                                    The following is a diagram showing the
                                    parties involved in the issuance of notes by each trust.

                                                       Security Interest
                                                         in Funding
                                                         Agreement (Held
                                                       for the Benefit of
--------------  Funding Agreement  ------------------      Noteholders)     -----------------
HARTFORD LIFE   -----------------          TRUST       ------------------   INDENTURE TRUSTEE
--------------  -----------------  ------------------                       -----------------
                  Note Proceeds     Notes   | |
                                   Proceeds | | Notes
                                            | |
                                        ------------
                                        NOTEHOLDERS
                                        ------------

--------------------------------------------------------------------------------

HARTFORD LIFE CAN ISSUE MEDIUM-TERM
NOTES AND FUNDING AGREEMENTS
DIRECTLY TO INVESTORS               Hartford Life is able to issue its own
                                    medium-term notes directly to investors and
                                    funding agreements directly to investors.
                                    However, by securing each trust's notes with
                                    Hartford Life's funding agreements, such
                                    trust's notes are secured by an asset that
                                    would have a higher priority in insolvency
                                    than Hartford Life's unsecured medium-term
                                    notes and may be entitled to receive a
                                    higher investment rating from rating
                                    agencies than Hartford Life's unsecured
                                    medium-term notes. In addition, funding
                                    agreements are very difficult to transfer
                                    and have no active secondary market. By
                                    securing each trust's notes with Hartford
                                    Life's funding agreements, investors may be
                                    able to avail themselves of many of the
                                    benefits
                                    of Hartford Life's funding agreements while
                                    benefiting from the liquidity afforded by
                                    each trust's notes.
--------------------------------------------------------------------------------
ARRANGER FOR THE PROGRAM            Bear, Stearns & Co. Inc.
--------------------------------------------------------------------------------


AGENTS                              Bear, Stearns & Co. Inc.
                                    ABN AMRO Incorporated
                                    A.G. Edwards & Sons, Inc.
                                    Banc of America Securities LLC
                                    Barclays Capital Inc.
                                    BB&T Capital Markets, a division of Scott &
                                      Stringfellow, Inc.
                                    Citigroup Global Markets Inc.
                                    Credit Suisse Securities (USA) LLC
                                    Deutsche Bank Securities Inc.
                                    Goldman, Sachs & Co.
                                    HSBC Securities (USA) Inc.
                                    J.P. Morgan Securities Inc.
                                    Lehman Brothers Inc.
                                    Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                    Morgan Stanley & Co. Incorporated
                                    UBS Securities LLC
                                    Wachovia Capital Markets, LLC


--------------------------------------------------------------------------------

SECURED MEDIUM-TERM
NOTES PROGRAM                       This prospectus supplement relates to notes
                                    that trusts may issue and sell to United
                                    States and foreign institutional and other
                                    investors under the secured medium-term
                                    notes program.
--------------------------------------------------------------------------------

HARTFORD LIFE SECURED
INCOMENOTES(SM) PROGRAM             Included in the registration statement, of
                                    which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to retail investors by newly formed separate and distinct trusts under the related Hartford
                                    Life Secured IncomeNotes(SM) program. The terms of the Hartford Life Secured
                                    IncomeNotes(SM) are identical in all
                                    material respects to the terms of the notes to be sold under this program, as described in this prospectus supplement, except that the base rate for floating rate notes sold under each program shall be as set forth in the respective prospectus supplement and the Hartford Life Secured IncomeNotes(SM):

                                    o     will be denominated in U.S. dollars
                                          only;

                                    o     will not contain a provision providing
                                          for the redemption of the notes in
                                          connection with the payment of
                                          additional amounts in respect of taxes
                                          as no such additional amounts will be
                                          paid with respect to IncomeNotes(SM);
                                          and

                                    o     may contain a survivor's option,
                                          permitting optional repayment of notes
                                          of a trust and the concurrent
                                          repayment of the funding agreement
                                          held by such trust, subject to certain
                                          limitations, prior to maturity, if
                                          requested, following the death of the
                                          beneficial owner of notes of that
                                          trust.
--------------------------------------------------------------------------------

AMOUNT The trusts may collectively issue up to a maximum aggregate principal amount of $1,000,000 of notes, or the equivalent in one or more foreign currencies, in connection with this prospectus supplement, less any principal amount of notes previously issued under this program, the Hartford Life Secured IncomeNotes(SM) program or otherwise under the accompanying prospectus.
--------------------------------------------------------------------------------

FLOW OF FUNDS                       Other than during an event of default under
                                    notes of a series, amounts received by or on behalf of the issuing trust will be paid:

                                    o     FIRST, to amounts due upon its notes;
                                          and

                                    o     SECOND, with respect to any remaining
                                          funds, in accordance with its trust
                                          agreement.

                                    During an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:

                                    o     FIRST, to the payment of the
                                          reasonable and customary expenses and
                                          counsel fees incurred by the indenture
                                          trustee and any other amounts due and
                                          unpaid to the indenture trustee, in an
                                          aggregate amount of no more than
                                          $250,000 for all notes issued by all
                                          trusts under any Hartford Life secured
                                          notes program, to the extent not paid
                                          pursuant to the expense and indemnity
                                          agreements;

                                    o     SECOND, to amounts due upon its notes;
                                          and

                                    o     third, with respect to any remaining
                                          funds, in accordance with its trust
                                          agreement.

                                    See "Description of the Notes--Application
                                    of Money Collected Under the Indenture" in
                                    the accompanying prospectus.
--------------------------------------------------------------------------------

TERMS OF THE NOTES:


    STATUS                          o     Each trust's notes will be the
                                          unconditional, direct, non-recourse,
                                          secured and unsubordinated obligations
                                          of such trust, in its capacity as the
                                          issuing entity. Each trust's notes
                                          will be secured by the collateral
                                          relating to that trust's notes and
                                          will rank equally in right of payment
                                          with respect to each other.


                                    o     Each trust's notes may be accelerated
                                          in the payment of principal and
                                          outstanding interest if an event of
                                          default under the trust's notes
                                          occurs. Upon the occurrence of an
                                          event of default, the indenture
                                          trustee (described below) on behalf of
                                          the holders of such notes may proceed
                                          only against the collateral held in
                                          the related trust or by the indenture
                                          trustee on behalf of the holders of
                                          such notes.

                                    o     The notes of each trust are not, and
                                          will not be, obligations of, or
                                          guaranteed by Hartford Life or any
                                          other insurance company or any
                                          affiliate of Hartford Life. The notes
                                          will not benefit from any insurance
                                          guarantee fund coverage or any similar
                                          protection.

    PAYMENT OF PRINCIPAL AND
    INTEREST                        o     Principal and interest payments, if
                                          any, on any trust's notes will be made
                                          solely from the proceeds of a funding
                                          agreement purchased with respect to
                                          such trust's notes for, and to be held
                                          in, the trust.

                                    o     Each trust's notes may be interest
                                          bearing or non-interest bearing as
                                          specified in the applicable pricing
                                          supplement. Each trust's notes may
                                          bear interest at either a fixed rate
                                          or a floating rate, or a combination
                                          of fixed and floating rates, as
                                          specified in the applicable pricing
                                          supplement.


                                    o     The principal amount of each note
                                          (other than amortizing notes) will be
                                          payable on its stated maturity date,
                                          repayment date or redemption date, as
                                          specified in the applicable pricing
                                          supplement, at the corporate trust
                                          office of the indenture trustee, in
                                          its capacity as servicer, or any other
                                          place designated.


                                    o     Unless otherwise specified in the
                                          applicable pricing supplement,
                                          interest, if any, on a trust's notes
                                          will be payable on a monthly,
                                          quarterly, semi-annual or annual
                                          basis.

                                    o     A trust may issue amortizing notes
                                          that pay an amount in respect of both
                                          interest and principal amortized over
                                          the life of the note, as specified in
                                          the applicable pricing supplement.

                                    o     A trust may issue discount notes that
                                          do not bear any current interest or
                                          bear interest at a rate that is below
                                          market rates at the time of issue.

    INTEREST RATE                   Each fixed rate note will bear interest from
                                    its date of issue at the annual rate stated in the applicable pricing supplement until the principal is paid.

                                    Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes").

                                    The pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

                                    o     the CD Rate;

                                    o     the CMT Rate;

                                    o     the Commercial Paper Rate;

                                    o     the Federal Funds Rate;

                                    o     LIBOR;

                                    o     the Prime Rate; or

                                    o     the Treasury Rate.


    CALL OPTION AND REPAYMENT       A trust will be obligated to redeem its
                                    notes if Hartford Life elects to redeem the funding agreement securing such trust's notes. Unless otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a trust's notes will not be redeemable by Hartford Life and no trust's notes will be repayable at the option of the holder prior to their stated maturity date.

                                    Notes that may be redeemed at a time when
                                    25% or more of the original principal amount of such notes are outstanding will be clearly identified as "callable" in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.


    MATURITIES                      Unless otherwise specified in the applicable
                                    pricing supplement, each trust's notes will
                                    mature nine months or more from their date
                                    of original issuance on the last scheduled
                                    interest payment date, as specified in the
                                    applicable pricing supplement. Unless
                                    otherwise specified in the applicable
                                    pricing supplement, each trust's notes will
                                    mature on or prior to 30 years from their
                                    date of original issuance.
--------------------------------------------------------------------------------

CURRENCIES AND DENOMINATIONS        Unless otherwise specified in the applicable
                                    pricing supplement, notes will be
                                    denominated in U.S. dollars.

                                    Unless otherwise specified in the applicable
                                    pricing supplement, the notes will be issued
                                    and sold in denominations of $1,000 and
                                    multiples of $1,000.
--------------------------------------------------------------------------------

LISTING Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.
--------------------------------------------------------------------------------

FORM OF NOTES                       Unless otherwise specified in the applicable
                                    pricing supplement, each trust's notes will
                                    be issued in fully registered form and will
                                    be initially represented by one or more
                                    book-entry notes registered in the name of
                                    Cede & Co., the nominee of The Depository
                                    Trust Company ("DTC"), as depositary, for
                                    the accounts of its participants, including
                                    Euroclear Bank S.A./N.V. ("Euroclear"), as
                                    operator of the Euroclear System (the
                                    "Euroclear Operator"), and Clearstream
                                    Banking, societe anonyme ("Clearstream,
                                    Luxembourg"). Each book-entry note will be
                                    held by the indenture trustee as custodian
                                    for the depositary or its nominee.
--------------------------------------------------------------------------------

CLEARING SYSTEMS                    The Depository Trust Company and/or, in
                                    relation to any trust's notes, any other
                                    clearing system as may be specified in the
                                    applicable pricing supplement.
--------------------------------------------------------------------------------

COLLATERAL                          The notes of a trust will be secured by the
                                    right, title and interest of the trust in and to (1) the funding agreement held in the trust, (2) all proceeds of the funding agreement, (3) all books and records pertaining to the funding agreement, and (4) all rights of the trust pertaining to the foregoing.

                                    Each trust's notes will be secured by the
                                    collateral held in such trust. The trust
                                    will pledge and collaterally assign the
                                    related funding agreement to the indenture
                                    trustee for the benefit of the holders of
                                    the trust's notes.
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FUNDING AGREEMENTS                  Each trust will use the net proceeds
                                    received from the sale of its notes to
                                    purchase a funding agreement issued by
                                    Hartford Life, the terms of which will be set forth in the applicable pricing supplement. The funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the notes and the amount of the beneficial interest in the related trust. The rate at which the funding agreement bears interest will be equal to the rate of interest, if any, on the related notes. The funding agreement will otherwise have substantially similar payment terms to the trust's notes. The funding agreements are Hartford Life's unsecured obligations.

                                    Hartford Life is a Connecticut domiciled insurance company and is subject to the insurance laws of the State of Connecticut, including its liquidation, rehabilitation and other delinquency proceeding provisions. Pursuant to ss. 38a-944 of the Connecticut Insurance Code (the "Liquidation Act"), in the event of a liquidation or rehabilitation of Hartford Life, each trust, as owner of a Hartford Life funding agreement, will be accorded a status as a Class 3 claimant, pari passu with claims of policyholders, beneficiaries, insureds and other claimants having Class 3 status.

--------------------------------------------------------------------------------

RATINGS Unless otherwise indicated in the applicable pricing supplement, the notes and each funding agreement will have an issue credit rating of AA- from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and the notes will have a debt rating of aa-from A.M. Best Company, Inc. ("A.M. Best") and AA from Fitch Ratings ("Fitch"). Hartford Life expects the notes and each funding agreement to be rated Aa3 by Moody's Investor Services, Inc. ("Moody's"). The program is rated AA- by Standard & Poor's, aa- by A.M. Best and AA by Fitch. The program is anticipated to be rated Aa3 by Moody's. If Moody's, Standard & Poor's, A.M. Best, or Fitch changes the program rating, the new program rating will be specified in the applicable pricing supplement. The notes of a trust will be issued only in the event that, at the time of issuance of such notes, at least one nationally recognized rating agency would assign an investment grade rating to such notes and the funding agreement securing such notes.
--------------------------------------------------------------------------------

WITHHOLDING TAX                     All amounts due in respect of the notes will
                                    be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, a trust will not pay any additional amounts to holders of any of its notes in respect of any such withholding or deduction.

                                    All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, Hartford Life will not pay any additional amounts to the applicable trust in respect of any such withholding or deduction.

                                    As a result, unless otherwise specified in
                                    the applicable pricing supplement, the risk
                                    of any withholding or deduction, whether or
                                    not as a result of a change in law or
                                    otherwise, will be borne by the holders of
                                    the notes.
--------------------------------------------------------------------------------


INDENTURE AND INDENTURE
TRUSTEE AND SERVICER                Each trust will issue its notes to the
                                    public pursuant to an indenture between that trust and JPMorgan Chase Bank, N.A. in its capacity as indenture trustee. The indenture is subject to the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with the trust or Hartford
                                    Life. The indenture trustee will act as
                                    servicer to the program.

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ADMINISTRATION OF THE TRUSTS        Wilmington Trust Company, as trustee, will
                                    be each trust's sole trustee (the
                                    "trustee"). The trustee will not be
                                    obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with Hartford Life.

                                    Hartford Life has entered into separate
                                    expense and indemnity agreements with each of the indenture trustee, the administrator and the trust beneficial owner and the trustee (on behalf of itself and each trust formed in connection with an issuance of notes). Hartford Life will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under the agreements, Hartford Life will pay certain costs and expenses relating to the offering, sale, issuance and servicing of any trust's notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the administrator and the trust beneficial owner and the trustee and additional service providers appointed from time to time with respect to certain matters. See

                                    "Description of the Expense and Indemnity
                                    Agreements" in the accompanying prospectus.
                                    Hartford Life anticipates that the indenture
                                    trustee fees for this program will be
                                    approximately $75 per year for each series
                                    of notes.
--------------------------------------------------------------------------------

ADMINISTRATOR                       Administrative duties will be performed for
                                    each trust pursuant to an administrative
                                    services agreement between the trustee, for
                                    the benefit of each trust, and AMACAR
                                    Pacific Corp. in its capacity as
                                    administrator (in such capacity, the
                                    "administrator"). The administrator will not
                                    be obligated in any way to make any payments
                                    under or in respect of the notes. The
                                    administrator is not affiliated with any
                                    trust or Hartford Life.
--------------------------------------------------------------------------------

TRUST BENEFICIAL OWNER              AMACAR Pacific Corp. will be the sole
                                    beneficial owner of each trust (in such
                                    capacity, the "trust beneficial owner"). The beneficial interest of each trust:

                                    o     will be purchased at par by the trust
                                          beneficial owner for $15;

                                    o     will not be certificated;

                                    o     will entitle the trust beneficial
                                          owner to receive payments in respect
                                          thereof on the same terms as the
                                          payments to be made to the holders of
                                          notes of the related trust; and

                                    o     will be subordinated to the related
                                          trust's notes.

                                    The trust beneficial owner will receive
                                    periodic distributions on its beneficial interest at the same rate and on the same day that holders of the related trust's notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related trust's notes, the trust will redeem the principal amount of the related trust's notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

                                    The trust beneficial owner is not affiliated
                                    with Hartford Life.
--------------------------------------------------------------------------------

GOVERNING LAW                       The notes and each indenture will be
                                    governed by, and construed in accordance
                                    with, the laws of the State of New York. The
                                    trust agreement for the applicable trust
                                    will be governed by, and construed in
                                    accordance with, the laws of the State of
                                    Delaware. The funding agreements will be
                                    governed by the laws of the State of
                                    Delaware.
--------------------------------------------------------------------------------

MATERIAL UNITED STATES
FEDERAL INCOME TAX
CONSIDERATIONS                      Hartford Life intends to take the position,
                                    for U.S. federal income tax purposes, that each trust will be disregarded. In addition, each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for U.S. federal income tax purposes.
                                    Together, these positions will result in the notes being treated for U.S. federal income tax purposes as indebtedness of Hartford
                                    Life (the "Intended Tax Characterization").
                                    Each holder of a note (or any beneficial interest therein), by acceptance of the note
                                    (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization. See "Material
                                    United States Federal Income Tax
                                    Considerations."

DESCRIPTION OF THE NOTES
--------------------------------------------------------------------------------

The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus supplement. You should refer to the standard indenture terms and the form of note certificates filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of these terms.

GENERAL

      INDENTURE


Each trust will make a single issuance of notes subject to and entitled to the benefits of the indenture between such trust and the indenture trustee. Such notes will be issued only on the original issue date of such notes. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see "Description of the Notes" beginning on page 14 of the accompanying prospectus.


At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $1,000,000, or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the previous issuance under this program, the Hartford Life Secured IncomeNotes(SM) program or otherwise under the accompanying prospectus.

      COLLATERAL

Under the indenture, the funding agreement issued to and deposited into a trust by Hartford Life in exchange for the proceeds from the offering of the trust's notes and beneficial interest will be pledged and collaterally assigned by such trust to the indenture trustee on behalf of the holders of the trust's notes. Each trust may only purchase one funding agreement from Hartford Life and the principal amount of the funding agreement may not be increased. Each trust's notes will be secured by a security interest in the "collateral," consisting of:

o     the funding agreement held in the trust;

o     all proceeds of the funding agreement;

o     all books and records pertaining the funding agreement; and

o     all rights of the trust pertaining the foregoing.


The indenture trustee will hold the funding agreement purchased by a trust from Hartford Life in an account for the benefit of holders of notes issued by that trust, which account will be segregated from all other accounts maintained by the indenture trustee, in its capacity as servicer.


      RANKING

The notes will be the trust's unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally, in right of payment among themselves. Under the federal securities laws, due to Hartford Life's role as depositor, Hartford Life is deemed the issuer of the notes of each trust.

      PRICING OPTIONS

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. A trust may also issue discount notes and amortizing notes, as specified in the applicable pricing supplement.

      ADDITIONAL INFORMATION IN THE PRICING SUPPLEMENT

The pricing supplement relating to the offering of a trust's notes will describe the following terms:

o     the principal amount and specified currency for the notes;

o     whether the notes:

      (1) are fixed rate notes,

      (2) are floating rate notes,

      (3) are amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity date in accordance with a schedule or by application of a formula, and/or

      (4) are discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance;

o the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount;

o     the date on which the notes will be issued;

o     the stated maturity date;

o if the notes are fixed rate notes, the rate per annum at which the notes will bear interest and the Interest Payment Dates;

o     if the notes are floating rate notes, relevant terms such as:

      (1) the Interest Rate Basis,

      (2) the Initial Interest Rate,

      (3) the Interest Reset Period or the Interest Reset Dates,

      (4) the Interest Payment Dates,

      (5) the Index Maturity,

      (6) any Maximum Interest Rate,

      (7) any Minimum Interest Rate,

      (8) the Spread and/or Spread Multiplier, and

      (9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to stated maturity date;

o if the notes are amortizing notes, the terms for repayment prior to the stated maturity date;

o whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of their redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

o any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes; and

o any other terms of the notes that are not inconsistent with the provisions of the indenture under which the notes will be issued.

      MATURITY

Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on a day nine months or more from their date of original issuance on the last scheduled interest payment date (the "stated maturity date"), as specified in the applicable pricing supplement, unless their principal (or any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the trust, notice of the registered holder's option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular notes become due and payable, as the case may be, is referred to as the "maturity date" with respect to the principal of such notes repayable on that date). Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on or prior to 30 years from their date of original issuance.

      CURRENCY

Unless otherwise specified in the applicable pricing supplement, the notes of a trust will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. In the alternative, each trust's notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, a single foreign currency. The currency in which a particular trust's notes are denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of the euro, in the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the "specified currency" with respect to such trust's notes.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The Agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that Agent on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

A trust may (if so specified in the applicable pricing supplement) without the consent of the holders of any note, redenominate all, but not less than all, of the notes of such trust on or after the date on which the member state of the European Union in whose national currency such notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable pricing supplement.

      FORM OF NOTES; DENOMINATIONS

Each trust's notes will be issued in fully registered form only, without coupons and will be initially represented by one or more book-entry notes, which will be a global security registered in the name of a nominee for The Depository Trust Company. See "-- Book-Entry Notes" below. Alternatively, if specified in the pricing supplement, each trust's notes will be issued as a certificate note, which will be a certificate issued in a definitive form. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

      LISTING

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.

      PAYMENTS


A trust will make payments of principal and premium, if any, and interest and other amounts due and owing on, if any, book-entry notes through the indenture trustee, in its capacity as servicer, to the account of the depositary or its nominee. See "-- Book-Entry Notes." In the case of definitive notes, the trust will make payments of principal, and premium, if any, and interest and other amounts due and owing, if any, on the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, The City of New York, currently the paying agency office of the indenture trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services. A trust will make payments of interest and other amounts due and owing, if any, on the maturity date of a definitive note in immediately available funds and upon the same conditions as set forth in the preceding sentence to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. A trust will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date (as defined below) other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the note register. Notwithstanding the foregoing, the trust will make payments of interest and other amounts due and owing, if any, on any Interest Payment Date other than the maturity date to each registered holder entitled thereto of $10,000,000 (or, if the specified currency is other than United States dollars, the equivalent thereof in the particular specified currency) or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the indenture trustee not less than 15 calendar days prior to the particular Interest Payment Date. Any wire transfer instructions received by the indenture trustee shall remain in effect until revoked by the applicable registered holder.

      BUSINESS DAY

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day must also be a TARGET Settlement Day; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day. "London Banking Day" means a day on which commercial banks in London are open for business (including dealings in the LIBOR Currency (as defined below)). "TARGET Settlement Day" means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

      PRINCIPAL FINANCIAL CENTER

"Principal Financial Center" means:

o the capital city of the country issuing the specified currency; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

      REGISTRATION AND TRANSFER OF NOTES

Book-entry notes may be transferred or exchanged only through the clearing systems (described below). Registration of transfer or exchange of definitive notes will be made at the office or agency maintained by the trust for this purpose in the Borough of Manhattan, The City of New York, currently the paying agency office of the indenture trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services. No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

WITHHOLDING TAX, PAYMENT OF ADDITIONAL AMOUNTS AND TAX REDEMPTION

All amounts due in respect of the notes will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, a trust will not pay any additional amounts to holders of any of its notes in respect of any such withholding or deduction, any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the notes of such trust. If it is specified in the applicable pricing supplement and funding agreement that Hartford Life will be required to pay additional amounts to the applicable trust to reflect any required withholding or deduction under the funding agreement and Hartford Life is required, or based on an opinion of independent legal counsel selected by Hartford Life, more than an insubstantial risk exists that Hartford Life will be required, to pay additional amounts in respect of such withholding or deduction, Hartford Life will have the right to redeem the affected funding agreement and, if Hartford Life elects to so redeem the related funding agreement, the related trust will be obligated to redeem its notes as provided in the indenture.


The European Union has adopted a directive regarding the taxation of savings income, under which each member state is required to provide to the tax authorities of another member state details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual in that other member state, except that Austria, Belgium and Luxembourg are instead required to operate a withholding system for a transitional period unless during such period they elect otherwise. A number of non-European Union countries and territories have agreed to adopt similar measures. For the avoidance of doubt, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the directive or the similar measures, no additional amounts shall be paid or payable by any trust.


If a "tax event" as to a funding agreement occurs, Hartford Life will have the right to redeem the funding agreement and, upon such election to redeem, the applicable trust will be obligated to redeem its notes. For further discussion of "tax event" redemption, see "Description of the Funding Agreements -- Early Redemption for Tax Event" in the accompanying prospectus.

SECURITY; NON-RECOURSE OBLIGATIONS


The notes will be solely the obligations of the related trust, in its capacity as the issuing entity, and will not be guaranteed by any person, including but not limited to Hartford Life, any of Hartford Life's affiliates or any other trust. A trust's obligations under its notes will be secured by all of its rights and title in a funding agreement issued by Hartford Life to the trust, and other rights and assets included in the applicable collateral held in the trust.

Since Hartford Life will be the sole obligor under the funding agreement, the trust's ability to meet its obligations, and your ability to receive payments from the trust, with respect to the notes, will be principally dependent upon Hartford Life's ability to perform its obligations under the funding agreement held in the relevant trust. However, you will have no direct contractual rights against Hartford Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Hartford Life will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of notes, the trust, will pledge, collaterally assign and grant a security interest in the funding agreement for such trust's notes to the indenture trustee on behalf of the holders of such trust's notes. Accordingly, recourse to Hartford Life under a trust's funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such trust's notes, or by the holders of such notes under limited circumstances described in the accompanying prospectus under "Description of the Notes."


CALLABLE NOTES; OPTIONAL REPAYMENT;


NO SINKING FUND

If an optional redemption right is specified in the pricing supplement relating to a trust's notes, and Hartford Life has elected to redeem the related funding agreement in full or part, as applicable, the related trust will redeem the notes secured by such funding agreement, in full or in part as applicable, prior to the stated maturity date of such trust's notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in the applicable pricing supplement, the trust must give written notice to the holders of the notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. "Redemption price," with respect to a trust's notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a trust's notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "-- Discount Notes."

If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

If a repayment right is specified in the pricing supplement relating to a trust's notes, such notes will be subject to repayment at the option of the holder and Hartford Life will redeem the related funding agreement, or applicable portion thereof in such amount of the notes to be repaid. Such repayments shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable repayment price (expressed as a percentage of the principal amount of the notes for which repayment is requested) specified in the applicable pricing supplement (which unless otherwise specified in the applicable pricing supplement shall be 100%), together with unpaid interest, if any, accrued thereon to the date of repayment. For a note to be repaid, the indenture trustee must receive, at the office of the indenture trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services, or at such other place or places of which the applicable trust shall from time to time notify the holders, not more than 75 nor less than 30 calendar days prior to the applicable date of repayment, (i) the applicable note with the form entitled "Option to Elect Repayment", attached to the note, duly completed by the holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of the applicable note, the principal amount thereof, the certificate number of the applicable note or a description of the applicable note's tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the applicable note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the indenture trustee (or an agent on behalf of the indenture trustee) not later than the fifth business day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if the applicable note and form duly completed are received by the indenture trustee (or an agent on behalf of the indenture trustee) by such fifth business day. Exercise of such repayment option by the holder of a note shall be irrevocable. For a discussion of the repayment of discount notes, see "-- Discount Notes."


None of the trusts will issue notes that may be repaid at the option of the holders prior to the stated maturity if such issuance would cause the relevant trust to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.


No notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

PURCHASE OF NOTES BY HARTFORD LIFE

Hartford Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Hartford Life will be immediately surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the funding agreement related to such note will be similarly cancelled, in whole or in part, by an amount equal to the aggregate principal amount of the purchased notes.

If applicable, such trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by Hartford Life.

INTEREST

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. The trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

Interest on each trust's notes will be payable in arrears on each interest payment date, to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid) and on the maturity date. The first payment of interest on any trust's notes originally issued between a regular interest record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date. The "regular interest record date" shall be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day.

FIXED RATE NOTES

In the case of notes that bear interest at fixed rates, the applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest on notes that bear interest at fixed rates will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable pricing supplement the interest payment dates for fixed rate notes will be as follows:


INTEREST PAYMENT FREQUENCY             INTEREST PAYMENT DATES
--------------------------   ---------------------------------------------------

Monthly Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly                    Fifteenth day of every third calendar month,
                             beginning in the third calendar month
                             following the month the note was issued.

Semi-annual                  Fifteenth day of every sixth calendar month,
                             beginning in the sixth calendar month following the month the note was issued.

Annual Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.


If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest or other amounts, if any, on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

FLOATING RATE NOTES

Interest on notes that bear interest at floating rates will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

o     the CD Rate;

o     the CMT Rate;

o     the Commercial Paper Rate;

o     the Federal Funds Rate;

o     LIBOR;

o     the Prime Rate; or

o     the Treasury Rate.

The applicable pricing supplement will specify certain terms of the particular notes that bear interest at floating rates, including:

o     whether the note that bears interest at floating rates is:

      o     a "Regular Floating Rate Note,"

      o     a "Floating Rate/Fixed Rate Note," or

      o     an "Inverse Floating Rate Note,"

o     the Fixed Rate Commencement Date, if applicable;

o     Fixed Interest Rate, if applicable;

o     Interest Rate Basis or Bases;

o     Initial Interest Rate, if any;

o     Interest Reset Dates;

o     Interest Payment Dates;

o     Index Maturity;

o     Maximum Interest Rate and/or Minimum Interest Rate, if any;

o     Spread and/or Spread Multiplier; or

o if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

o if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

o if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates. The "Spread Multiplier" is the percentage specified in the applicable pricing supplement of the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

      REGULAR FLOATING RATE NOTES

Unless notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes or Inverse Floating Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o     multiplied by the applicable Spread Multiplier, if any; and/or

o     plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

      FLOATING RATE/FIXED RATE NOTES

If notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, such notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o     multiplied by the applicable Spread Multiplier, if any; and/or

o     plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

o the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant pricing supplement; and

o the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

      INVERSE FLOATING RATE NOTES

If notes that bear interest at floating rates are designated as Inverse Floating Rate Notes, such notes that bear interest at floating rates will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

o     multiplied by the applicable Spread Multiplier, if any; and/or

o     plus or minus the applicable Spread, if any;

provided, however, that interest on Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on Inverse Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

      INTEREST RESET DATES

The applicable pricing supplement will specify the dates on which the rate of interest on notes that bear interest at floating rates will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified in the pricing supplement, the Interest Reset Dates for floating rate notes will be as follows:

INTEREST RESET FREQUENCY               INTEREST RESET DATES
--------------------------   ---------------------------------------------------

Daily                        Each business day.

Weekly Wednesday of each week, with the exception of weekly reset notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week.

Monthly                      Fifteenth day of each month.

Quarterly                    Fifteenth day of every third calendar month,
                             beginning in the third calendar month following the month the note was issued.

Semi-annually                Fifteenth day of every sixth calendar month,
                             beginning in the sixth calendar month following the month the note was issued.

    Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

provided, however, that, with respect to any Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.

If any Interest Reset Date for notes that bear interest at floating rates would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

      INTEREST DETERMINATION DATES

The interest rate applicable to notes that bear interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date," which will be:

o with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate -- the business day immediately preceding the related Interest Reset Date;

o with respect to the CD Rate and the CMT Rate -- the second business day preceding the related Interest Reset Date;

o with respect to LIBOR -- the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or the applicable LIBOR Currency is euro, in which case the Interest Determination Date will be the second TARGET Settlement Day preceding the applicable Interest Reset Date; and

o with respect to the Treasury Rate -- the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (I.E., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to notes that bear interest at floating rates, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

      CALCULATION DATES

Unless otherwise specified in the applicable pricing supplement, the Calculation Agent will be JPMorgan Chase Bank, N.A. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of notes that bear interest at floating rates, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular notes that bear interest at floating rates. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of:

o the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

o the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

      MAXIMUM AND MINIMUM INTEREST RATES

Notes that bear interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

o a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

o a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

In addition to any Maximum Interest Rate that may apply to notes that bear interest at floating rates, the interest rate on notes that bear interest at floating rates will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      INTEREST PAYMENTS

Unless otherwise specified in the applicable pricing supplement, interest on each note that bears interest at floating rates will be payable on the date(s) set forth below (each, an "Interest Payment Date" with respect to such notes that bear interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates for floating rate notes will be as follows:

INTEREST RESET FREQUENCY                    INTEREST PAYMENT DATES
--------------------------   ---------------------------------------------------

Daily, weekly or monthly     Fifteenth day of each calendar month or on the
                             fifteenth day of every third calendar month, beginning in the third calendar month following the date the note was issued, as specified in the applicable pricing supplement.

Quarterly                    Fifteenth day of every third calendar month,
                             beginning in the third calendar month following the month the note was issued.

Semi-annually                Fifteenth day of every sixth calendar month,
                             beginning in the sixth calendar month following the month the note was issued.

Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any notes that bear interest at floating rates would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a note that bears interest at floating rates falls on a day that is not a Business Day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

All percentages resulting from any calculation on notes that bear interest at floating rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or 0987655). All dollar amounts used in or resulting from any calculation on notes that bear interest at floating rates will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to notes that bear interest at floating rates, accrued interest is calculated by multiplying the principal amount of such note that bears interest at floating rates by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes that bear interest at floating rates as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of notes that bear interest at floating rates as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for notes that bear interest at floating rates as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified as applying for such purposes in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

      CD RATE

"CD Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or


      (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

      CMT RATE

"CMT Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

            (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

            (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or


            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or


      (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

            (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or


            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

      COMMERCIAL PAPER RATE

"Commercial Paper Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or


      (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                               D X 360
Money Market Yield = -------------------------- X 100
                            360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

      FEDERAL FUNDS RATE

"Federal Funds Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

      (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or


      (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


      LIBOR

      "LIBOR" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

      (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

      (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

      (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

      (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the par-ticular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

o if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

o if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) or, if no such page is specified, on the Moneyline Telerate page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

      PRIME RATE

"Prime Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

      (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent; or


      (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      TREASURY RATE

"Treasury Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

      (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or


      (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                   D X N
Bond Equivalent Yield = -------------------------- X 100
                               360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

DISCOUNT NOTES

A trust may issue notes ("Discount Notes") that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (I.E., par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of Discount Notes and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of Discount Notes, the amount payable to the holders of such Discount Notes will be equal to the sum of:

o the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

o any unpaid interest accrued on such Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain Discount Notes may not be treated as having original issue discount within the meaning of such Code, and notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

In the case of discount notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as "callable" in the relevant pricing supplement.

AMORTIZING NOTES

A trust may issue notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each fixed rate Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months, and interest on each floating rate Amortizing Note will be computed on the same basis as the applicable Interest Rate Basis. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular issuance of Amortizing Notes will be specified in the applicable pricing supplement, including repayment information for such Amortizing Notes.

BOOK-ENTRY NOTES

Hartford Life has established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC, which may include Euroclear and Clearstream, Luxembourg. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Investors can hold interests in the notes through Clearstream, Luxembourg or through Euroclear, only if they are participants in these systems or indirectly through organizations that are participants in these systems. Because DTC will be the only registered holder of the global securities certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as U.S. depositary for Euroclear.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

o Subject to the procedures of DTC, the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

o an event of default on the notes of that trust has occurred and not been cured; or

o DTC notifies Hartford Life that it is unwilling or unable to continue as a clearing system for the global securities, or Hartford Life has become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and, in either case, a successor clearing system is not appointed by Hartford Life within 90 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

ABOUT THE DEPOSITARY

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC's nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC's limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC's limit and an additional global security representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the purchasing agent), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC's system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC's records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above or in the other limited instances described in this prospectus supplement under " -- Book Entry Notes."

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC's nominee, Cede & Co., or any other name that DTC requests. The deposit of global secu-rities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).


A trust, through the indenture trustee, in its capacity as servicer, will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements.


A trust and the trustee are responsible only for making payments to DTC, DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the trustee on DTC's records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to Hartford Life or the indenture trustee. If Hartford Life does not obtain a successor securities depository, the relevant trust will print and deliver definitive notes.

Hartford Life may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If Hartford Life does so, definitive notes will be printed and delivered by each relevant trust.

ABOUT CLEARSTREAM, LUXEMBOURG

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks. Clearstream, Luxembourg customers may include the Agents or their affiliates. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

ABOUT THE EUROCLEAR SYSTEM

The Euroclear System was created to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

The Euroclear System is operated by Euroclear under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Agents. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

o     transfers of securities and cash within the Euroclear System;

o    withdrawal of securities and cash from the Euroclear System; and

o    receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC's rules, and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediate available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC's rules, on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of the trusts, Hartford Life, the indenture trustee, the trustee, the paying agent or any of the Agents will have any responsibility for the performance by DTC, Clearstream, Luxembourg or Euroclear or their respective participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE FUNDING AGREEMENTS
--------------------------------------------------------------------------------

Each trust will use the net proceeds from the issuance of its notes to purchase a funding agreement. The funding agreement will have substantially similar payment terms to the related trust's notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under "Description of the Notes." The deposit of each funding agreement (other than amortizing funding agreements) will be payable on its stated maturity date, as specified in the applicable pricing supplement. Hartford Life may issue amortizing funding agreements that pay a level amount in respect of both interest and deposit amount amortized over the life of the funding agreements, if specified in the applicable pricing supplement.

The pricing supplement relating to a trust's notes will describe the following pricing terms of the related funding agreement:

o    the deposit amount and the specified currency for the funding agreement;

o    whether the funding agreement:

      (1)   is a fixed rate funding agreement,

      (2)   is a floating rate funding agreement,

      (3) is an amortizing funding agreement, meaning that a portion or all of the deposit amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula, and/or

      (4) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

o the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount;

o    the effective date on which the funding agreement will be issued;

o    the stated maturity date;

o if the funding agreement is a fixed funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment dates;

o if the funding agreement is a floating rate funding agreement, relevant terms such as:

      (1)   the interest rate basis,

      (2)   the initial interest rate,

      (3)   the interest reset period or the interest reset dates,

      (4)   the interest payment dates,

      (5)   the index maturity,

      (6)   any maximum interest rate,

      (7)   any minimum interest rate,

      (8)   the spread and/or spread multiplier, and

      (9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

o if the funding agreement is an amortizing funding agreement, the terms for repayment prior to the stated maturity;

o whether the funding agreement may be redeemed by Hartford Life, or repaid at the option of the trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant trust's notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related trust's notes; and

o     any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see "Description of the Funding Agreements" in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------


The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The statements set forth in the following discussion, to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin LLP. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the U.S., persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. Accordingly, prospective purchasers are advised to consult their own tax advisers with respect to their individual circumstances.


This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Except where indicated, this discussion does not describe the tax consequences of holding a note that is treated as a "variable rate debt instrument" or "contingent payment debt instrument" under applicable Treasury Regulations, and a general summary of any materially different federal income tax considerations relating to any such note will be included in the relevant pricing supplement.

For purposes of the following discussion, the term "U.S. Holder" means a beneficial owner of a note who or which is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any political subdivision thereof, or (iii) an estate or trust treated as a U.S. person under section 7701(a)(30) of the Code. The term "Non-U.S. Holder" means a beneficial owner of a note other than a U.S. Holder or an entity treated as a domestic or foreign partnership. For the purposes of this dis-cussion, U.S. Holders and Non-U.S. Holders shall be referred to collectively as "holders."

Special rules, not discussed in this document, may apply to persons purchasing notes through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

CLASSIFICATION OF THE NOTES AND THE TRUST

Hartford Life intends to take the position, for U.S. federal income tax purposes, that each trust will be disregarded. In addition, each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for U.S. federal income tax purposes. Together, these positions will result in the notes being treated for U.S. federal income tax purposes as indebtedness of Hartford Life (the "Intended Tax Characterization"). Each holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.


Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for U.S. federal income tax purposes. Sidley Austin LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for U.S. federal income tax purposes.


If a trust is viewed as a separate entity rather than disregarded, each holder of a note (or any beneficial interest therein) agrees for federal U.S. income tax purposes to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. In addition, each funding agreement will provide that, in such circumstances, Hartford Life and the applicable trust each agree to treat the funding agreement as debt of Hartford Life for U.S. federal income tax purposes. Together, these positions would require, a U.S. Holder to include in income, consistent with its method of accounting, its pro rata share of interest or original issue discount ("OID") on the note of Hartford Life, as well as any amounts paid to the relevant trust to satisfy expenses. In such circumstances, a U.S. Holder would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses of the trust as provided in sections 162 and 212 of the Code. If the U.S. Holder is an individual, trust or estate, or to the extent the U.S. Holder's income is reportable on the income tax return of an individual, trust or estate, the deduction for such person's share of such expenses will be allowed only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of the relevant trust's expenses, exceed two percent of such person's adjusted gross income. In addition, an individual's itemized deductions may be subject to other limitations. Accordingly, U.S. Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a U.S. citizen or resident, should consult their tax advisers with respect to such deductions.

The remainder of this discussion assumes that the Intended Tax Characterization is correct.

U.S. HOLDERS

     INTEREST AND ORIGINAL ISSUE DISCOUNT

Each U.S. Holder of a note will include in income payments of "qualified stated interest" (as described below) in respect of such note in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related trust are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with OID. In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a U.S. Holder acquires a note with OID, then regardless of such U.S. Holder's method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note. Special rules apply to notes with a fixed maturity of one year or less. See below under "--Short-Term Notes."

"Stated redemption price at maturity" generally means the sum of all payments to be made on a note other than payments of "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to
(i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (I.E., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. The Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a "contingent payment debt instrument." Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments will be described in the relevant pricing supplement.

     PREMIUM

If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of the note, such U.S. Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the note. In the case of a note that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming the trust and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

      SHORT-TERM NOTES

Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income on such note is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

      SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF NOTES

In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Subject to the rules described below under "Foreign Currency Notes," such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

      FOREIGN CURRENCY NOTES

The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes"). The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID from a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder's election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss.

      AGGREGATION RULES

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, certain debt instruments with a stated principal amount of $2,800,000 or less issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases notes from more than one series of notes.

NON-U.S. HOLDERS

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax considerations generally applicable to Non-U.S. Holders:

      (a) payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all of Hartford Life's classes of stock entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to Hartford Life through stock ownership, (iv) such interest is not contingent interest described in section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

      (b) a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange, retire-ment or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the U.S. (and under certain income tax treaties is attributable to a U.S. permanent establishment).

Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding of U.S. federal income tax described in paragraph (a) above, either the Non-U.S. Holder or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the note on behalf of such Non-U.S. Holder, must file a statement with the withholding agent to the effect that the Non-U.S. Holder is not a U.S. person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder (and furnishes the withholding agent with a copy thereof). In addition, in the case of notes held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foreign intermediary or partnership, as the case may be, generally must provide a properly executed IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each foreign beneficial owner or U.S. payee.

If a Non-U.S. Holder is engaged in a trade or business in the U.S., and if amounts treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note are effectively connected with the conduct of such trade or business (and under certain income tax treaties are attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding of federal income tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) to the withholding agent in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, retirement or other disposition of, a note if a statement referred to in clause (a)(v) of the first paragraph in "Non-U.S. Holders" above has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. person. Withholding agents must nevertheless report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid with respect to the notes held by each Non-U.S. Holder and the rate of withholding (if any) applicable to each Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

OPINION REGARDING TAX MATTERS

In connection with each issuance of notes, Hartford Life will file with a Current Report on Form 8-K, an unqualified opinion of legal counsel confirming the discussion set forth above.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

This prospectus supplement relates to the offering of notes from time to time for sale to one or more of Bear, Stearns & Co. Inc. and ABN AMRO Incorporated, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Barclays Capital Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA)LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (the "Agents") in accordance with one or more Distribution Agreements, (each, a "Distribution Agreement"), among the applicable trust, Hartford Life, and the Agents. The applicable trust will issue and sell the notes to the Agents on a principal basis. In all such cases, a single trust may only issue notes of a trust on the initial date of sale of such notes. No additional notes may thereafter be issued by such trust. Unless otherwise specified in the applicable pricing supplement, any note purchased by an Agent will be purchased at 100% of the principal amount less a percentage set forth in the pricing supplement equal to the discount. Unless otherwise specified in the applicable pricing supplement, the discount will not be more than 5% of the principal amount of notes. An Agent may sell notes it purchases from a trust at a discount for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. In addition, an Agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the Agents. The notes may be sold to United States and foreign institutional and other investors.

Concurrently with any offering of notes as described in this prospectus supplement, a separate trust may issue other notes under this program, the Hartford Life Secured IncomeNotes(SM) program or otherwise under the accompanying prospectus.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by the trust or through an Agent).

You will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The Agents may from time to time purchase and sell notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those Agents create a short position in notes (I.E., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of Hartford Life, the applicable trust, or any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of Hartford Life, the applicable trust or any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Agents are "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. Hartford Life has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

Hartford Life is a statutory issuer under the Securities Act of 1933, as amended.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

In the ordinary course of business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Hartford Life and certain of its affiliates.

                                   $1,000,000
                         Hartford Life Insurance Company
                                    DEPOSITOR

                            Secured Medium-Term Notes
                     (That are also Asset-Backed Securities)

                        ISSUED THROUGH AND OBLIGATIONS OF

                       Hartford Life Global Funding Trusts

                            ------------------------

                              Prospectus Supplement

                            ------------------------

                            Bear, Stearns & Co. Inc.

                            ARRANGER FOR THE PROGRAM

                                     AGENTS
                              ABN AMRO Incorporated
                            A.G. Edwards & Sons, Inc.
                         Banc of America Securities LLC
                                Barclays Capital
                              BB&T Capital Markets
                                    Citigroup
                                  Credit Suisse
                            Deutsche Bank Securities
                              Goldman, Sachs & Co.
                                      HSBC
                                    JPMorgan
                                 Lehman Brothers
                               Merrill Lynch & Co.
                                 Morgan Stanley
                               UBS Investment Bank
                               Wachovia Securities


                                                                          , 2006

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. HARTFORD LIFE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OF OR SALE IS NOT PERMITTED OR WOULD REQUIRE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THE JURISDICTION.


SUBJECT TO COMPLETION DATED FEBRUARY 27, 2006

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED            , 2006)


INCOMENOTES(SM)

HARTFORD LIFE INSURANCE COMPANY
SPONSOR AND DEPOSITOR
$1,000,000


HARTFORD LIFE SECURED INCOMENOTES(SM) (THAT ARE ALSO ASSET-BACKED SECURITIES) ISSUED THROUGH AND OBLIGATIONS OF HARTFORD LIFE GLOBAL FUNDING TRUSTS

From time to time, separate and distinct issuing entities in the form of trusts (each a "trust"), as described below, will issue Hartford Life Secured IncomeNotes(SM) (that are also asset-backed securities). The aggregate principal amount of all such notes may equal up to $1,000,000, less any principal amount of notes previously issued under this program, the Hartford Life secured medium-term notes program or otherwise under the accompanying prospectus.


Each trust will use the net proceeds from the offering of its notes to purchase a funding agreement sold to, and deposited into, such trust, by Hartford Life.

Each trust will be formed for the exclusive purpose of issuing and selling notes to investors, using the net proceeds from the sale of the notes to acquire a funding agreement from Hartford Life, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee for the holders of the notes issued by the trust, and engaging in other activities necessary or incidental thereto.

The specific terms of each trust's notes will be as set forth in a separate pricing supplement.


The notes represent obligations of only the trusts, in their capacity as the issuing entities, and will not represent obligations of or interests in, or be guaranteed by, Hartford Life or any of its affiliates. Holders of notes issued by a trust may look only to that trust's assets, including the funding agreement held in such trust and not to any other assets or collateral held by any other trust, or Hartford Life. The funding agreements to be issued by Hartford Life to the trusts will represent obligations of Hartford Life.


The notes will be issued in only one class, will pay interest on a monthly, quarterly, semi-annual or annual basis (unless specified in the applicable pricing supplement) and will bear interest at fixed or floating rates, or bear no interest at all.

                                   ----------

INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

                                   ----------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

PURCHASING AGENT
       BEAR, STEARNS & CO. INC.
       AGENTS


              A.G. EDWARDS & SONS, INC.
              BANC OF AMERICA SECURITIES LLC
              CHARLES SCHWAB & CO., INC.
              CITIGROUP
              FIDELITY CAPITAL MARKETS SERVICES,
              A DIVISION OF NATIONAL FINANCIAL SERVICES, LLC
              MERRILL LYNCH & CO.
              MORGAN STANLEY
              PIPER JAFFRAY &CO.
              RAYMOND JAMES
              RBC DAIN RAUSCHER, INC.
              SCOTT & STRINGFELLOW, INC.
              UBS FINANCIAL SERVICES, INC.
              WACHOVIA SECURITIES

The date of this prospectus supplement is ,             2006


"IncomeNotes(SM)" is a service mark of The Bear Stearns Companies Inc.

TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------
   ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS              S-3
--------------------------------------------------------------------------------
   SUMMARY                                                                   S-4
--------------------------------------------------------------------------------
   DESCRIPTION OF THE NOTES                                                  S-9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE FUNDING AGREEMENTS                                    S-23
--------------------------------------------------------------------------------
   MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                 S-24
--------------------------------------------------------------------------------
   PLAN OF DISTRIBUTION                                                     S-27
--------------------------------------------------------------------------------
   REPAYMENT ELECTION FORM                                                   A-1
--------------------------------------------------------------------------------

PROSPECTUS
--------------------------------------------------------------------------------
   ABOUT THIS PROSPECTUS                                                       3
--------------------------------------------------------------------------------
   RISK FACTORS                                                                4
--------------------------------------------------------------------------------
   FORWARD-LOOKING INFORMATION                                                 8
--------------------------------------------------------------------------------
   WHERE YOU CAN FIND MORE INFORMATION                                         8
--------------------------------------------------------------------------------
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE TRUSTS                                                   9
--------------------------------------------------------------------------------
   DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS                        12
--------------------------------------------------------------------------------
   FEES AND EXPENSES                                                          12
--------------------------------------------------------------------------------
   USE OF PROCEEDS                                                            13
--------------------------------------------------------------------------------
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
     EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS         13
--------------------------------------------------------------------------------
   DESCRIPTION OF HARTFORD LIFE                                               14
--------------------------------------------------------------------------------
   DESCRIPTION OF THE NOTES                                                   14
--------------------------------------------------------------------------------
   DESCRIPTION OF THE FUNDING AGREEMENTS                                      22
--------------------------------------------------------------------------------
   ERISA CONSIDERATIONS                                                       24
--------------------------------------------------------------------------------
   PLAN OF DISTRIBUTION                                                       26
--------------------------------------------------------------------------------
   LEGAL MATTERS                                                              27
--------------------------------------------------------------------------------
   EXPERTS                                                                    27
--------------------------------------------------------------------------------

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
--------------------------------------------------------------------------------

This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that Hartford Life has filed with the SEC. This prospectus supplement provides you with a general description of the notes that may be offered, through trusts, in connection with the Hartford Life Secured IncomeNotes(SM) program, and supplements the description of the notes contained in the accompanying prospectus. These notes may be offered from time to time, through trusts, with a total initial public offering price or purchase price of up to $1,000,000, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to the secured medium-term notes program or otherwise under the accompanying prospectus.

The specific terms of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 8 and 9, respectively, of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. None of Hartford Life, any trust or any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of Hartford Life, any trust or any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, as well as information Hartford Life previously filed with the SEC and incorporated by reference, is accurate only as of its respective date. The business, financial condition, results of operations and prospects of Hartford Life may have changed since that date.

In this prospectus supplement, references to "Hartford Life" are to Hartford Life Insurance Company, a life insurance company organized under the laws of Connecticut, and references to the "trust" are to the separate and distinct Delaware statutory trust, which actually issues the applicable notes. In this prospectus supplement, the Hartford Life Secured IncomeNotes(SM) to be offered by the trusts are referred to generally as "notes."

In this prospectus supplement, references to "United States dollars", "U.S. dollars" or "$" are to lawful currency of the United States of America.

SUMMARY
--------------------------------------------------------------------------------

THIS SECTION SUMMARIZES THE SIGNIFICANT LEGAL AND FINANCIAL TERMS OF THE NOTES THAT ARE DESCRIBED IN MORE DETAIL IN "DESCRIPTION OF THE NOTES" BEGINNING ON PAGE S-9. FINAL TERMS OF ANY PARTICULAR TRUST'S NOTES ARE SET AT THE TIME OF SALE AND WILL BE CONTAINED IN A PRICING SUPPLEMENT RELATING TO THAT TRUST'S NOTES. THAT PRICING SUPPLEMENT MAY ADD TO, UPDATE, SUPPLEMENT OR CLARIFY THE TERMS CONTAINED IN THIS SUMMARY. IN ADDITION, YOU SHOULD READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE ACCOMPANYING PROSPECTUS, THIS PROSPECTUS SUPPLEMENT AND THE APPLICABLE PRICING SUPPLEMENT.

THE TRUSTS                    Each issuance of notes will be made by a separate
                              newly formed Delaware statutory trust. The assets
                              and liabilities of each trust are separate and
                              distinct from the assets and liabilities of every
                              other trust and Hartford Life.
--------------------------------------------------------------------------------

SPONSOR AND DEPOSITOR         Hartford Life is the sponsor and depositor of the
                              program and the sole registrant as the depositor
                              and issuer of the funding agreements under the
                              program.
--------------------------------------------------------------------------------

PURPOSE OF TRUSTS; DEPOSITOR  The sole purpose of the trusts is to facilitate a program for the issuance, from time to time, of notes to the public. Each trust may only make a single issuance of notes and such notes will be issued only on the original issue date for such notes. Each trust will use the net proceeds received from issuing its notes to acquire one Hartford Life funding agreement for, and to be held in, the trust the principal amount of which may not be increased. Accordingly, each trust's notes will be secured by a separate funding agreement issued by Hartford Life to such trust. The principal amount of each funding agreement sold to an issuing trust may not be increased. Notes issued by a trust will be the direct obligations of the trust and will not be the obligations of any other trust or Hartford Life. Each trust will hold the funding agreement purchased with the proceeds from the sale of its notes to fund its obligations under its notes. Holders of notes of a trust may look only to the funding agreement issued by Hartford Life and proceeds of such funding agreement held in the trust for payment on their notes and not to the assets held in any other trust or by Hartford Life.

                              Hartford Life is not affiliated with any trust.

                              The following is a diagram showing the parties involved in the issuance of notes by each trust.

                                                       Security Interest
                                                         in Funding
                                                         Agreement (Held
                                                       for the Benefit of
--------------  Funding Agreement  ------------------      Noteholders)     -----------------
HARTFORD LIFE   -----------------          TRUST       ------------------   INDENTURE TRUSTEE
--------------  -----------------  ------------------                       -----------------
                  Note Proceeds     Notes   | |
                                   Proceeds | | Notes
                                            | |
                                        ------------
                                        NOTEHOLDERS
                                        ------------

--------------------------------------------------------------------------------

HARTFORD LIFE CAN ISSUE
MEDIUM-TERM NOTES AND
FUNDING AGREEMENTS
DIRECTLY TO INVESTORS         Hartford Life is able to issue its own medium-term
                              notes directly to investors and funding agreements
                              directly to investors. However, by securing each
                              trust's notes with Hartford Life's funding
                              agreements, such trust's notes are secured by an
                              asset that would have a higher priority in
                              insolvency than Hartford Life's unsecured
                              medium-term notes and may be entitled to receive a
                              higher investment rating from rating agencies than
                              Hartford Life's unsecured medium-term notes. In
                              addition, funding agreements are very difficult to
                              transfer and have no active secondary market. By
                              securing each trust's notes with Hartford Life's
                              funding agreements, investors may be able to avail
                              themselves of many of the benefits of Hartford
                              Life's funding agreements while benefiting from
                              the liquidity afforded by each trust's notes.
--------------------------------------------------------------------------------

ARRANGER FOR THE PROGRAM      Bear, Stearns & Co. Inc.
--------------------------------------------------------------------------------

PURCHASING AGENT              Bear, Stearns & Co. Inc.
--------------------------------------------------------------------------------

HARTFORD LIFE SECURED
INCOMENOTES(SM) PROGRAM       This prospectus supplement relates to notes that
                              trusts may issue and sell in the United States to
                              retail and other investors under the Hartford Life
                              Secured IncomeNotes(SM) program.
--------------------------------------------------------------------------------

SECURED MEDIUM-TERM
NOTES PROGRAM                 Included in the registration statement, of which
                              this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to institutional investors by newly formed separate and distinct trusts under the related secured medium-term notes program. The terms of the secured medium-term notes are identical in all material respects to the terms of the notes to be sold under this program, as described in this prospectus supplement, except that the base rate for floating rate notes sold under each program shall be as set forth in the respective prospectus supplement and the secured medium-term notes:

                              o may be denominated in one or more foreign or composite currencies;

                              o     will not contain a survivor's option,
                                    permitting optional repayment of notes of a trust prior to maturity, if requested, following the death of the beneficial owner of notes of that trust; and

                              o may contain a provision providing for the redemption of the notes if Hartford Life is required to pay additional amounts under the related funding agreement in respect of taxes pursuant to the applicable pricing supplement and Hartford life exercises its corresponding right to redeem the funding agreement.
--------------------------------------------------------------------------------

AMOUNT The trusts may collectively issue up to a maximum aggregate principal amount of $1,000,000 of notes in connection with this prospectus supplement, less any principal amount of notes previously issued under this program, the secured medium-term notes program or otherwise under the accompanying prospectus.
--------------------------------------------------------------------------------

FLOW OF FUNDS                 Other than during an event of default under notes
                              of a series, amounts received by or on behalf of the issuing trust will be paid:

                              o     FIRST, to amounts due upon its notes; and

                              o SECOND, with respect to any remaining funds, in accordance with its trust agreement.

                              During an event of default under notes of a series, amounts received by or on behalf of the issuing trust will be paid:

                              o FIRST, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee, in an aggregate amount of no more than $250,000 for all notes issued by all trusts under any Hartford Life secured notes program, to the extent not paid pursuant to the expense and indemnity agreements;

                              o     SECOND, to amounts due upon its notes; and

                              o THIRD, with respect to any remaining funds, in accordance with its trust agreement.

                              See "Description of the Notes--Application of Money Collected Under the Indenture" in the accompanying prospectus.
--------------------------------------------------------------------------------

TERMS OF THE NOTES:


STATUS                        o     Each trust's notes will be the
                                    unconditional, direct, non-recourse, secured and unsubordinated obligations of such trust, in its capacity as the issuing entity. Each trust's notes will be secured by the collateral relating to that trust's notes and will rank equally in right of payment with respect to each other.

                              o Each trust's notes may be accelerated in the payment of principal and outstanding interest if an event of default under the trust's notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below) on behalf of the holders of such notes may proceed only against the collateral held in the related trust or by the indenture trustee on behalf of the holders of such notes.

                              o The notes of each trust are not, and will not be, obligations of, or guaranteed by Hartford Life or any other insurance company or any affiliate of Hartford Life. The notes will not benefit from any insurance guarantee fund coverage or any similar protection.

PAYMENT OF PRINCIPAL
AND INTEREST                  o     Principal and interest payments, if any, on
                                    any trust's notes will be made solely from the proceeds of a funding agreement purchased with respect to such trust's notes for, and to be held in, the trust.

                              o Each trust's notes may be interest bearing or non-interest bearing as specified in the applicable pricing supplement. Each trust's notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement.


                              o The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the indenture trustee, in its capacity as servicer, or any other place designated.


                              o Unless otherwise specified in the applicable pricing supplement, interest, if any, on a trust's notes will be payable on a monthly, quarterly, semi-annual or annual basis.

                              o A trust may issue discount notes that do not bear any current interest or bear interest at a rate that is below market rates at the time of issue.

INTEREST RATE                 Each fixed rate note will bear interest from its
                              date of issue at the annual rate stated in the applicable pricing supplement until the principal is paid.

                              Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

                              o     the CD Rate;

                              o     the CMT Rate;

                              o     the Commercial Paper Rate;

                              o     the Federal Funds Rate;

                              o     LIBOR;

                              o     the Prime Rate; or

                              o     the Treasury Rate.


CALL OPTION AND REPAYMENT     A trust will be obligated to redeem its notes if
                              Hartford Life elects to redeem the funding agreement securing such trust's notes. Except as otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a trust's notes will not be redeemable by Hartford
                              Life and no trust's notes will be repayable at the option of the holder prior to their stated maturity date.

                              Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be clearly identified as "callable" in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.


MATURITIES                    Unless otherwise specified in the applicable
                              pricing supplement, each trust's notes will mature nine months or more from their date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on or prior to 30 years from their date of original issuance.

SURVIVOR'S OPTION             A trust's notes may contain a provision (which is
                              referred to herein as the "survivor's option") permitting optional repayment of notes of that trust prior to maturity, if requested, following the death of a beneficial owner of notes of that trust, so long as the notes were issued at least
                              12 months prior to the request for repayment. Your notes may not be repaid in this manner unless the pricing supplement for your trust's notes provides for the survivor's option. If the pricing supplement for your trust's notes provides for the survivor's option, the funding agreement securing your trust's notes will contain a provision which will allow such trust to tender the funding agreement in whole or in part to Hartford Life.
                              The ability of the applicable trust to tender the funding agreement related to such trust's notes that contain a survivor's option, however, will be subject to certain limitations set by Hartford
                              Life. As a result, your right to exercise the survivor's option is subject to limits set by Hartford Life with respect to the funding agreement which may restrict the permitted dollar amount of (1) total exercises of survivor options in a year for all trusts, (2) total exercises of survivor options in a year for each trust, and (3) total exercises with respect to any single beneficial owner.

                              Additional details on the survivor's option are described in this prospectus supplement in the section entitled "Description of the Notes -- Survivor's Option" on page S-11.
--------------------------------------------------------------------------------

CURRENCIES AND DENOMINATIONS  The notes of each trust will be issued in United
                              States dollars. Unless otherwise specified in the pricing supplement relating to notes of a trust, the notes will be issued and sold in denominations of $1,000 and any integral multiple thereof.
--------------------------------------------------------------------------------

LISTING Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.
--------------------------------------------------------------------------------

FORM OF NOTES                 Each trust's notes will be issued in fully
                              registered form and will be initially represented
                              by one or more book-entry notes registered in the
                              name of Cede & Co., the nominee of The Depository
                              Trust Company, as depositary. Each book-entry note
                              will be held by the indenture trustee as custodian
                              for the depositary or its nominee.
--------------------------------------------------------------------------------

CLEARING SYSTEMS              The Depository Trust Company and/or, in relation
                              to any trust's notes, any other clearing system as
                              may be specified in the applicable pricing
                              supplement.
--------------------------------------------------------------------------------

COLLATERAL                    The notes of a trust will be secured by the right,
                              title and interest of the trust in and to (1) the funding agreement held in the trust, (2) all proceeds of the funding agreement, (3) all books and records pertaining to the funding agreement, and (4) all rights of the trust pertaining to the foregoing.

                              Each trust's notes will be secured by the
                              collateral held in such trust. The trust will pledge and collaterally assign the related funding agreement to the indenture trustee for the benefit of the holders of the trust's notes.
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FUNDING AGREEMENTS            Each trust will use the net proceeds received from
                              the sale of its notes to purchase a funding agreement issued by Hartford Life, the terms of which will be set forth in the applicable pricing supplement. The funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the notes and the amount of the beneficial interest in the related trust. The rate at which the funding agreement bears interest will be equal to the rate of interest, if any, on the related notes. The funding agreement will otherwise have substantially similar payment terms to the trust's notes. The funding agreements are Hartford Life's unsecured obligations.

                              Hartford Life is a Connecticut domiciled insurance company and is subject to the insurance laws of the State of Connecticut, including its liquidation, rehabilitation and other delinquency proceeding provisions. Pursuant to Section 38a-944 of the Connecticut Insurance Code (the "liquidation act"), in the event of a liquidation or rehabilitation of Hartford Life, each trust, as owner of a Hartford Life funding agreement, will be accorded a status as a Class 3 claimant, PARI PASSU with claims of policyholders, beneficiaries, insureds and other claimants having Class 3 status.

RATINGS Unless otherwise indicated in the applicable pricing supplement, the notes and each funding agreement will have an issue credit rating of AA-from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and the notes will have a debt rating of aa from A.M. Best Company, Inc. ("A.M. Best") and AA from Fitch Ratings ("Fitch"). Hartford Life expects the notes and each funding agreement to be rated Aa3 by Moody's Investor Services, Inc. ("Moody's"). The program is rated AA- by Standard & Poor's, aa- by A.M. Best and AA by Fitch. The program is anticipated to be rated Aa3 by Moody's. If Moody's, Standard & Poor's, A.M. Best or Fitch changes the program rating, the new program rating will be specified in the applicable pricing supplement. The notes of a trust will be issued only in the event that, at the time of issuance of such notes, at least one nationally recognized rating agency would assign an investment grade rating to such notes and the funding agreement securing such notes.
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INDENTURE AND INDENTURE
TRUSTEE Each trust will issue its notes to the public pursuant to an indenture between that trust and AND SERVICER JPMorgan Chase Bank, N.A. in its capacity as indenture trustee. The indenture is subject to the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with the trust or Hartford Life. The indenture trustee will act as servicer to the program.

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ADMINISTRATION OF THE TRUSTS  Wilmington Trust Company, as trustee, will be each trust's sole trustee (the "trustee"). The trustee will not be obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with Hartford Life.

                              Hartford Life has entered into separate expense and indemnity agreements with each of the indenture trustee, the administrator and the trust beneficial owner and the trustee (on behalf of itself and each trust formed in connection with an issuance of notes). Hartford Life will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under the agreements, Hartford Life will pay certain costs and expenses relating to the offering, sale, issuance and servicing of any trust's notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the administrator and the trust beneficial owner and the trustee and additional service providers appointed from time to time with respect to certain matters. See "Description of the Expense and Indemnity Agreements" in the accompanying prospectus. Hartford Life anticipates that the indenture trustee fees for this program will be approximately $75 per year for each series of notes.
--------------------------------------------------------------------------------

ADMINISTRATOR                 Administrative duties will be performed for each
                              trust pursuant to an administrative services
                              agreement between the trustee, for the benefit of
                              each trust, and AMACAR Pacific Corp. in its
                              capacity as administrator (in such capacity, the
                              "administrator"). The administrator will not be
                              obligated in any way to make any payments under or
                              in respect of the notes. The administrator is not
                              affiliated with any trust or Hartford Life.
--------------------------------------------------------------------------------

TRUST BENEFICIAL OWNER        AMACAR Pacific Corp. will be the sole beneficial
                              owner of each trust (in such capacity, the "trust beneficial owner"). The beneficial interest of each trust:

                              o     will be purchased at par by the trust
                                    beneficial owner for $15;

                              o     will not be certificated;

                              o will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related trust; and

                              o will be subordinated to the related trust's notes.

                              The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of the related trust's notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related trust's notes, the trust will redeem the principal amount of the related trust's notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

                              The trust beneficial owner is not affiliated with Hartford Life.
--------------------------------------------------------------------------------

GOVERNING LAW                 The notes and each indenture will be governed by,
                              and construed in accordance with, the laws of the State of New York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the State of Delaware. The funding agreements will be governed by the laws of the State of Delaware.

MATERIAL UNITED STATES
FEDERAL INCOME TAX
CONSIDERATIONS                Hartford Life intends to take the position, for
                              U.S. federal income tax purposes, that each trust
                              will be disregarded. In addition, each funding
                              agreement will provide that the applicable trust
                              and Hartford Life each agree to disregard such
                              funding agreement for U.S. federal income tax
                              purposes. Together, these positions will result in
                              the notes being treated for U.S. federal income
                              tax purposes as indebtedness of Hartford Life (the
                              "Intended Tax Characterization"). Each holder of a
                              note (or any beneficial interest therein), by
                              acceptance of the note (or beneficial interest),
                              agrees to treat the trust with respect to which
                              the note was issued and the note consistently with
                              the Intended Tax Characterization. See "Material
                              United States Federal Income Tax Considerations."
--------------------------------------------------------------------------------

DESCRIPTION OF THE NOTES
--------------------------------------------------------------------------------

The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus supplement. You should refer to the standard indenture terms and the form of note certificates filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of these terms.

GENERAL

      INDENTURE

Each trust will make a single issuance of notes subject to and entitled to the benefits of the indenture between such trust and the indenture trustee. Such notes will be issued only on the original issue date of such notes. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see "Description of the Notes" beginning on page 14 of the accompanying prospectus.

At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $1,000,000. This amount is subject to reduction as a result of the previous issuance under this program, the secured medium-term notes program or otherwise under the accompanying prospectus.

      COLLATERAL

Under the indenture, the funding agreement issued to and deposited into a trust by Hartford Life in exchange for the proceeds from the offering of the trust's notes and beneficial interest will be pledged and collaterally assigned by such trust to the indenture trustee on behalf of the holders of the trust's notes. Each trust may only purchase one funding agreement from Hartford Life and the principal amount of the funding agreement may not be increased. Each trust's notes will be secured by a security interest in the "collateral," consisting of:

o     the funding agreement held in the trust;

o     all proceeds of the funding agreement;

o     all books and records pertaining to the funding agreement; and

o     all rights of the trust pertaining to the foregoing.


The indenture trustee will hold the funding agreement purchased by a trust from Hartford Life in an account for the benefit of holders of notes issued by that trust, which account will be segregated from all other accounts maintained by the indenture trustee, in its capacity as servicer.


      RANKING

The notes will be the trust's unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally, in right of payment among themselves. Under the federal securities laws, due to Hartford Life's role as depositor, Hartford Life is deemed the issuer of the notes of each trust.

      PRICING OPTIONS

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. A trust may also issue discount notes, as specified in the applicable pricing supplement.

      ADDITIONAL INFORMATION IN THE PRICING SUPPLEMENT

The pricing supplement relating to the offering of a trust's notes will describe the following terms:

o     the principal amount for the notes;

o     whether the notes:

      (1) are fixed rate notes,

      (2) are floating rate notes, and/or

      (3) are discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance;

o the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

o     the date on which the notes will be issued;

o     the stated maturity date;

o if the notes are fixed rate notes, the rate per annum at which the notes will bear interest and the Interest Payment Dates;

o     if the notes are floating rate notes, relevant terms such as:

      (1) the Interest Rate Basis,

      (2) the Initial Interest Rate,

      (3) the Interest Reset Period or the Interest Reset Dates,

      (4) the Interest Payment Dates,

      (5) the Index Maturity,

      (6) any Maximum Interest Rate,

      (7) any Minimum Interest Rate,

      (8) the Spread and/or Spread Multiplier, and

      (9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to stated maturity date;

o whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under "-- Survivor's Option";

o whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of their redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

o any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes; and

o any other terms of the notes that are not inconsistent with the provisions of the indenture under which the notes will be issued.

      MATURITY

Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on a day nine months or more from their date of original issuance on the last scheduled interest payment date (the "stated maturity date"), as specified in the applicable pricing supplement, unless their principal (or any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of the redemption by the trust, notice of a beneficial owner's exercise of his or her option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular notes becomes due and payable, as the case may be, is referred to as the "maturity date" with respect to the principal of such notes repayable on that date). Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on or prior to 30 years from their date of original issuance.

      CURRENCY

The notes of each trust will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in United States dollars.

      FORM OF NOTES; DENOMINATIONS

Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denomination of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

      LISTING

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.

      PAYMENT


A trust will make payments of principal, and premium, if any, and interest and other amounts due and owing on, if any, book-entry notes, through the indenture trustee, in its capacity as servicer, to the account of the depositary or its nominee. See "-- Book Entry Notes."

      BUSINESS DAY

As used in this prospectus supplement, "business day" means:

o any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; and

o for purposes of floating rate notes (as defined below) based on LIBOR (as defined below) the day must also be a London Banking Day, which means a day on which commercial banks are open for business (including dealings in the LIBOR currency (as defined below)) in London.

      TRANSFERS AND EXCHANGES

Book-entry notes may be transferred or exchanged only through the depositary. See "-- Book-Entry Notes." No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

SECURITY; NON-RECOURSE OBLIGATIONS


The notes will be solely the obligations of the related trust, in its capacity as the issuing entity, and will not be guaranteed by any person, including but not limited to Hartford Life, any of Hartford Life's affiliates or any other trust. A trust's obligations under its notes will be secured by all of its rights and title in a funding agreement issued by Hartford Life to the trust, and other rights and assets included in the applicable collateral held in the trust.


Since Hartford Life will be the sole obligor under the funding agreement, the trust's ability to meet its obligations, and your ability to receive payments from the trust, with respect to the notes, will be principally dependent upon Hartford Life's ability to perform its obligations under the funding agreement held in the relevant trust. However, you will have no direct contractual rights against Hartford Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Hartford Life will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of notes, the trust, will pledge, collaterally assign and grant a security interest in the funding agreement for such trust's notes to the indenture trustee on behalf of the holders of such trust's notes. Accordingly, recourse to Hartford Life under a trust's funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such trust's notes, or by the holders of such notes under limited circumstances described in the accompanying prospectus under "Description of the Notes."


CALLABLE NOTES; NO SINKING FUND


If an optional redemption right is specified in the pricing supplement relating to a trust's notes, and Hartford Life has elected to redeem the related funding agreement in full or part, as applicable, the related trust will redeem the notes secured by such funding agreement, in full or in part as applicable, prior to the stated maturity date of such trust's notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in the applicable pricing supplement, the trust must give written notice to the holders of the notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. "Redemption price," with respect to a trust's notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a trust's notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "-- Discount Notes."

If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

No notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

PURCHASE OF NOTES BY HARTFORD LIFE

Hartford Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Hartford Life will be immediately surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the funding agreement related to such note will be similarly cancelled, in whole or in part, by an amount equal to the aggregate principal amount of the purchased notes.

If applicable, such trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by Hartford Life.

SURVIVOR'S OPTION

The "survivor's option" is a provision in a note pursuant to which the relevant trust agrees to repay that note, if requested by the authorized representative of the note's beneficial owner. The survivor's option with respect to a note may not be exercised until 12 full months after the issue date of such note. The pricing supplement for any trust's notes will state whether the survivor's option applies to your note.

If the survivor's option applies, on the valid exercise of the survivor's option, the proper tender of notes for repayment and the deemed tender and acceptance of that portion of the funding agreement related to such notes, the trust will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased owner's beneficial interest, plus accrued, unpaid interest to the date of repayment subject to the limitations set forth below.

If a survivor's option applies to a trust's notes, the funding agreement securing such trust's notes will contain a provision which will allow the trust to tender the funding agreement in whole or in part to Hartford Life upon a valid exercise of the survivor's option at a price equal to the principal amount of the notes so tendered plus accrued and unpaid interest thereon to the date of repayment.

To be valid, the survivor's option must be exercised by the person with authority to act on behalf of the deceased beneficial owner (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the indenture trustee. A beneficial ownership interest is deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the applicable notes during his or her lifetime.

Hartford Life has the discretionary right to limit (i) the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the aggregate principal amount of all such funding agreements as of the end of the most recent calendar year or such greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements, (ii) the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements and (iii) the aggregate principal amount of a funding agreement securing notes of a trust entitled to the benefit of a survivor's option, the tender of which may be accepted by Hartford Life as set forth in the applicable funding agreement and the applicable pricing supplement. In any such event, each relevant trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by such trust from authorized representatives of deceased beneficial owners.

In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000 or if such exercise will result in a note with an outstanding principal amount of less than $1,000. The indenture trustee, in its sole discretion, determines all questions regarding the eligibility or validity of any exercise of the survivor's option. Such determination is final and binding on all noteholders and other related parties.


An otherwise valid election to exercise the survivor's option may not be withdrawn. Subject to the above limitations, each election to exercise the survivor's option is accepted in the order received by the indenture trustee. Notes accepted for repayment through the exercise of the survivor's option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is March 1, 2006 and the interest on that note is paid monthly, the trust would normally, at its option repay that note on the interest payment date occurring on April 15, 2006 because the March 15, 2006 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described above is deemed tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the indenture trustee will deliver a notice by first-class mail to DTC that states the reason that the note has not been accepted for repayment.


With respect to book-entry notes, DTC, as depositary, or its nominee, is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

      o a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

      o appropriate evidence satisfactory to the indenture trustee (1) that the deceased was the beneficial owner of the note at the time of death, (2) the date of the beneficial owner's death, and (3) that the representative has authority to act on behalf of the beneficial owner;

      o if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the indenture trustee from the nominee attesting to the deceased's beneficial ownership of such note;

      o a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

      o     if applicable, a properly executed assignment or endorsement;

      o tax waivers and any other instruments or documents that the indenture trustee reasonably requires in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

      o any additional information the indenture trustee requires to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the direct participant (defined herein) holding the beneficial interest on behalf of the deceased beneficial owner, together with the required evidence from the broker or other entity stating that it represents the deceased beneficial owner. Such direct participant shall deliver such items to the indenture trustee. If the indenture trustee determines that it has received the requisite documentation and information and all other conditions described in this prospectus supplement and in the applicable pricing supplement are satisfied, the indenture trustee shall make payment of the applicable amount to the direct participant through DTC.

Such direct participant will be responsible for disbursing payments received from the depositary to the representative. See "-- Book-Entry Notes."

Annex A to this prospectus supplement is the repayment election form for use by DTC participants in exercising the survivor's option. Copies of this form may be obtained from the indenture trustee at its office located at: JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, Attention:
Worldwide Securities Services.

INTEREST

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. The trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

Interest on each trust's notes will be payable in arrears on each interest payment date, to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid) and on the maturity date. The first payment of interest on any trust's notes originally issued between a regular interest record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date. The "regular interest record date" shall be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day.

FIXED RATE NOTES

Each fixed rate note will bear interest at a fixed rate from and including its date of issue or from and including the most recent interest payment date as to which interest has been paid or made available for payment until the principal is paid or made available for payment. The applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.

Interest on notes that bear interest at fixed rates will be payable in arrears on each interest payment date to the registered holder at the close of business on the record date except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid. Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

INTEREST PAYMENT FREQUENCY                   INTEREST PAYMENT DATES
--------------------------     -------------------------------------------------

Monthly Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly                      Fifteenth day of every third calendar month,
                               beginning in the third calendar month following the month the note was issued.

Semi-annual                    Fifteenth day of every sixth calendar month,
                               beginning in the sixth calendar month following the month the note was issued.

Annual Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

FLOATING RATE NOTES

Interest on notes that bear interest at floating rates will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

o     the CD Rate;

o     the CMT Rate;

o     the Commercial Paper Rate;

o     the Federal Funds Rate;

o     LIBOR;

o     the Prime Rate; or

o     the Treasury Rate.

The applicable pricing supplement will specify certain terms of the particular notes that bear interest at floating rates, including:

o     whether the note that bears interest at floating rates is:

      o     a "Regular Floating Rate Note," or

      o     a "Floating Rate/Fixed Rate Note";

o     the Fixed Rate Commencement Date, if applicable;

o     Fixed Interest Rate, if applicable;

o     Interest Rate Basis or Bases;

o     Initial Interest Rate, if any;

o     Interest Reset Dates;

o     Interest Payment Dates;

o     Index Maturity;

o     Maximum Interest Rate and/or Minimum Interest Rate, if any;

o     Spread and/or Spread Multiplier; or

o if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

o if that day is an Interest Reset Date, the rate deter- mined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

o if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates. The "Spread Multiplier" is the percentage specified in the applicable pricing supplement of the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

      REGULAR FLOATING RATE NOTES

Unless notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o     multiplied by the applicable Spread Multiplier, if any; and/or

o     plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

      FLOATING RATE/FIXED RATE NOTES

If notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, such notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o     multiplied by the applicable Spread Multiplier, if any; and/or

o     plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

o the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant pricing supplement; and

o the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

      INTEREST RESET DATES

The applicable pricing supplement will specify the dates on which the rate of interest on notes that bear interest at floating rates will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified in the pricing supplement, the Interest Reset Dates for floating rate notes will be as follows:

INTEREST RESET FREQUENCY                     INTEREST RESET DATES
------------------------       -------------------------------------------------
Daily                          Each business day.

Weekly Wednesday of each week, with the exception of weekly reset notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week.

Monthly                        Fifteenth day of each month.

Quarterly                      Fifteenth day of every third calendar month,
                               beginning in the third calendar month following the month the note was issued.

Semi-annually                  Fifteenth day of every sixth calendar month,
                               beginning in the sixth calendar month following the month the note was issued.

Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

provided, however, that, with respect to any Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.

If any Interest Reset Date for notes that bear interest at floating rates would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

      INTEREST DETERMINATION DATES

The interest rate applicable to notes that bear interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date," which will be:

o with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate -- the business day immediately preceding the related Interest Reset Date;

o with respect to the CD Rate and the CMT Rate -- the second business day preceding the related Interest Reset Date;

o with respect to LIBOR -- the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or the applicable LIBOR Currency is euro, in which case the Interest Determination Date will be the second day the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open preceding the applicable Interest Reset Date; and

o with respect to the Treasury Rate -- the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (I.E., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to notes that bear interest at floating rates, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

      CALCULATION DATES

Unless otherwise specified in the applicable pricing supplement, the Calculation Agent will be JPMorgan Chase Bank, N.A. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of notes that bear interest at floating rates, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular notes that bear interest at floating rates. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of:

o the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

o the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

      MAXIMUM AND MINIMUM INTEREST RATES

Notes that bear interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

o a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

o a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

In addition to any Maximum Interest Rate that may apply to notes that bear interest at floating rates, the interest rate on notes that bear interest at floating rates will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      INTEREST PAYMENTS

Unless otherwise specified in the applicable pricing supplement, interest on each note that bears interest at floating rates will be payable on the date(s) set forth below (each, an "Interest Payment Date" with respect to such notes that bear interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates for floating rate notes will be as follows:

INTEREST RESET FREQUENCY                     INTEREST PAYMENT DATES
------------------------       -------------------------------------------------
Daily, weekly or monthly       Fifteenth day of each calendar month or on the
                               fifteenth day of every third calendar month, beginning in the third calendar month following the date the note was issued, as specified in the applicable pricing supplement.

Quarterly                      Fifteenth day of every third calendar month,
                               beginning in the third calendar month following the month the note was issued.

Semi-annually                  Fifteenth day of every sixth calendar month,
                               beginning in the sixth calendar month following the month the note was issued.

Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any notes that bear interest at floating rates would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a note that bears interest at floating rates falls on a day that is not a Business Day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

All percentages resulting from any calculation on notes that bear interest at floating rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or 0987655). All dollar amounts used in or resulting from any calculation on notes that bear interest at floating rates will be rounded, in the case of United States dollars, to the nearest cent.

With respect to notes that bear interest at floating rates, accrued interest is calculated by multiplying the principal amount of such note that bears interest at floating rates by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes that bear interest at floating rates as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of notes that bear interest at floating rates as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for notes that bear interest at floating rates as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified as applying for such purposes in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

      CD RATE

"CD Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or


      (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/ H15/update, or any successor site or publication.

      CMT RATE

"CMT Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

            (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

            (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the sec-ondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or


            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or


      (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

            (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or


            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pric-ing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

      COMMERCIAL PAPER RATE

"Commercial Paper Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or


      (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                               D x 360
Money Market Yield = -------------------------- x 100
                            360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

      FEDERAL FUNDS RATE

"Federal Funds Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

      (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or


      (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


      LIBOR

"LIBOR" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

      (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

      (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

      (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or


      (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

o if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

o if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) or, if no such page is specified, on the Moneyline Telerate page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

      PRIME RATE

"Prime Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

      (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent; or


      (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.


"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      TREASURY RATE

"Treasury Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

      (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

      (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption `U.S. Government Securities/Treasury Bills/Auction High'; or

      (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

      (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption `U.S. Government Securities/Treasury Bills/ Secondary Market'; or

      (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption `U.S. Government Securities/Treasury Bills/Secondary Market'; or

      (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

      (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                  D x N
Bond Equivalent Yield = -------------------------- x 100
                               360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

DISCOUNT NOTES

A trust may issue notes ("Discount Notes") that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (I.E., par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of Discount Notes and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of Discount Notes, the amount payable to the holders of such Discount Notes will be equal to the sum of:

o the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

o any unpaid interest accrued on such Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain Discount Notes may not be treated as having original issue discount within the meaning of such Code, and notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

In the case of discount notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding, such notes will be designated in their title as "callable" in the relevant pricing supplement.

BOOK-ENTRY NOTES

Hartford Life has established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

o subject to the procedures of DTC, the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

o an event of default on the notes of that trust has occurred and not been cured; or

o DTC notifies Hartford Life that it is unwilling or unable to continue as a clearing system for the global securities, or Hartford Life has become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and, in either case, a successor clearing system is not appointed by Hartford Life within 90 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

ABOUT THE DEPOSITARY

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC's nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC's limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC's limit and an additional global security representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the purchasing agent), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC's system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC's records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above or in the other limited instances described in this prospectus supplement under "-- Book Entry Notes."

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC's nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC's records reflect only the identity of the direct par-ticipants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).


The trust, through the indenture trustee, in its capacity as servicer, will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. A trust and the trustee are responsible only for making payments to DTC, DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.


Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the trustee on DTC's records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to Hartford Life or the indenture trustee. If Hartford Life does not obtain a successor securities depository, the relevant trust will print and deliver definitive notes.

Hartford Life may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If Hartford Life does so, definitive notes will be printed and delivered by each relevant trust.

DESCRIPTION OF THE FUNDING AGREEMENTS
--------------------------------------------------------------------------------

Each trust will use the net proceeds from the issuance of its notes to purchase a funding agreement. The funding agreement will have substantially similar payment terms to the related trust's notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under "Description of the Notes." The deposit of each funding agreement will be payable on its stated maturity date, as specified in the applicable pricing supplement.

o The pricing supplement relating to a trust's notes will describe the following pricing terms of the related funding agreement:

o     the deposit amount for the funding agreement;

o     whether the funding agreement:

      (1) is a fixed rate funding agreement,

      (2) is a floating rate funding agreement, and/or

      (3) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date,

o the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount;

o     the effective date on which the funding agreement will be issued;

o     the stated maturity date;

o if the funding agreement is a fixed rate funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment dates;

o if the funding agreement is a floating rate funding agreement, relevant terms such as:

      (1) the interest rate basis,

      (2) the initial interest rate,

      (3) the interest reset period or the interest reset dates,

      (4) the interest payment dates,

      (5) the index maturity,

      (6) any maximum interest rate,

      (7) any minimum interest rate,

      (8) the spread and/or spread multiplier, and

      (9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

o whether the funding agreement may be redeemed by Hartford Life, or repaid at the option of the trust (in connection with the exercise of a survivor option or otherwise), prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant trust's notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related trust's notes; and

o     any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see "Description of the Funding Agreements" in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------


The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who purchase the notes who are Holders (as defined below) at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The statements set forth in the following discussion, to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin LLP. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the U.S., persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. Accordingly, prospective purchasers are advised to consult their own tax advisers with respect to their individual circumstances.


This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Except where indicated, this discussion does not describe the tax consequences of holding a note that is treated as a "variable rate debt instrument" or "contingent payment debt instrument" under applicable Treasury Regulations, and a general summary of any materially different considerations relating to any such note will be included in the relevant pricing supplement.

For purposes of the following discussion, the term "Holder" means a beneficial owner of a note who or which is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any political subdivision thereof, or (iii) an estate or trust treated as a U.S. person under section 7701(a)(30) of the Code. This discussion does not address the tax considerations that may be relevant to a person who or which is not a Holder.

Special rules, not discussed in this document, may apply to persons purchasing notes through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

CLASSIFICATION OF THE NOTES AND THE TRUST

Hartford Life intends to take the position, for U.S. federal income tax purposes, that each trust will be disregarded. In addition, each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for U.S. federal income tax purposes. Together, these positions will result in the notes being treated for U.S. federal income tax purposes as indebtedness of Hartford Life (the "Intended Tax Characterization"). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.


Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for U.S. federal income tax purposes. Sidley Austin LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for U.S. federal income tax purposes.


If a trust is viewed as a separate entity rather than disregarded, each Holder of a note (or any beneficial interest therein) agrees for federal U.S. income tax purposes to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. In addition, each funding agreement will provide that, in such circumstances, Hartford Life and the applicable trust each agree to treat the funding agreement as debt of Hartford Life for U.S. federal income tax purposes. Together, these positions would require a Holder to include in income, consistent with its method of accounting, its pro rata share of interest or original issue discount ("OID") on the note of Hartford Life, as well as any amounts paid to the relevant trust to satisfy expenses. In such circumstances a Holder would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses of the trust as provided in sections 162 and 212 of the Code. If the Holder is an individual, trust or estate, or to the extent the Holder's income is reportable on the income tax return of an individual, trust or estate, the deduction for such person's share of such expenses will be allowed only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of the relevant trust's expenses, exceed two percent of such person's adjusted gross income. In addition, an individual's itemized deductions may be subject to other limitations. Accordingly, Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a U.S. citizen or resident, should consult their tax advisers with respect to such deductions.

The remainder of this discussion assumes that the Intended Tax Characterization is correct.

INTEREST AND ORIGINAL ISSUE DISCOUNT

Each Holder of a note will include in income payments of "qualified stated interest" (as described below) in respect of such note in accordance with such Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related trust are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a de minimis amount, a Holder will be considered to have purchased such note with OID. In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a Holder acquires a note with OID, then regardless of such Holder's method of accounting, such Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such Holder will have received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note. Special rules apply to notes with a fixed maturity of one year or less. See below under "--Short-Term Notes."

"Stated redemption price at maturity" generally means the sum of all payments to be made on a note other than payments of "qualified stated interest." "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to
(i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. The Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a "contingent payment debt instrument." Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments will be described in the relevant pricing supplement.

PREMIUM

If the amount paid by a Holder for a note exceeds the stated redemption price at maturity of the note, such Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, such Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the note. In the case of a note that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming the trust and the Holder will exercise or not exercise redemption rights in a manner that maximizes the Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

SHORT-TERM NOTES

Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other Holder that uses the cash method of accounting is not required to accrue such OID unless the Holder elects to do so. If such an election is not made, any gain recognized by such Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income on such note is realized. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF NOTES

In general, a Holder of a note will have a tax basis in such note equal to the cost of the note to such Holder, increased by any amount includible in income by such Holder as OID and reduced by any principal payments. Upon a sale, exchange, retirement or other disposition (including upon exercise of a survivor's option) of a note, a Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income) and the Holder's tax basis in such note. Such gain or loss will be long-term capital gain or loss if the Holder will have held the note for more than one year at the time of disposition. A Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a Holder to offset capital losses against ordinary income is limited.

AGGREGATION RULES

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, certain debt instruments with a stated principal amount of $2,800,000 or less issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases notes from more than one series of notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate Holders. A Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

OPINION REGARDING TAX MATTERS

In connection with each issuance of notes, Hartford Life will file with a Current Report on Form 8-K, an unqualified opinion of legal counsel confirming the discussion set forth above.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

This prospectus supplement relates to the offering of notes from time to time for sale to Bear, Stearns & Co. Inc. (the "purchasing agent") in accordance with a distribution agreement, (the "Distribution Agreement"), among the applicable trust, Hartford Life, and the agents named therein. Each Trust's notes will be offered to the purchasing agent for subsequent resale to agents and other dealers who are broker-dealers and securities firms. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. A trust also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. In all such cases, a single trust may only issue notes of a trust on the initial date of sale of such notes. No additional notes may thereafter be issued by such trust. A trust will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount of not more than 5% (unless otherwise specified in the pricing supplement) of the non-discounted price for each note sold. The gross selling concession that a trust will pay to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession received from a trust. Following the solicitation of orders, each of the agents, severally and not jointly may purchase notes as principal for its own account from the purchasing agent. Unless otherwise specified in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement, a separate trust may issue other notes under this program, the secured medium-term notes program or otherwise under the accompanying prospectus.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by the trust or through an agent).

You will be required to pay the purchase price of your notes in immediately available funds in U.S. dollars in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes the rules of the SEC permit the agents to engage in certain transactions that may stabilize the price of notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the purchasing agent creates a short position in notes (i.e., if it sells notes in an amount exceeding the amount referred to in the applicable pricing supplement), it may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of Hartford Life, the applicable trust, or the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of Hartford Life, the applicable trust or the purchasing agent makes any representation that the purchasing agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents, including the purchasing agent, are "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. Hartford Life has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

Hartford Life is a statutory issuer under the Securities Act of 1933, as amended.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

In the ordinary course of business, the agents, including the purchasing agent, and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Hartford Life and certain of its affiliates.

                                                                         ANNEX A

                             REPAYMENT ELECTION FORM

                         HARTFORD LIFE INSURANCE COMPANY

                  HARTFORD LIFE SECURED INCOMENOTES(SM) PROGRAM

                                  CUSIP NUMBER

To:   [Name of Trust] (the "TRUST")

      The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

      o The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of the Hartford Life Secured IncomeNotes(SM) program note (CUSIP No. ) (the "NOTES").

      o At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

      o The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

      The Financial Institution agrees to the following terms:

      o The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (this "FORM").

      o The Financial Institution shall deliver to JPMorgan Chase Bank, N.A. (the "INDENTURE TRUSTEE") the originals of all records specified in the Instructions supporting the above representations and all other related documents received from the relevant banker or other entity, and shall retain photocopies thereof, and shall make such photocopies available to Wilmington Trust Company (the "TRUSTEE"), AMACAR Pacific Corp. (the "ADMINISTRATOR") or [Name of Trust] (the "TRUST") for inspection and review within five business days of the Trustee's, the Administrator's or the Trust's request.

      o If the Financial Institution, the Indenture Trustee, the Trustee, the Administrator or the Trust, in any such party's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations or any such other related documents unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee, the Indenture Trustee, the Administrator or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Indenture Trustee immediately.

      o     Survivor's Option Elections may not be withdrawn.

      o The Financial Institution agrees to indemnify and hold harmless the Trustee, the Indenture Trustee, the Administrator and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

      o The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

      o Subject to the Trust's rights to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.

                             REPAYMENT ELECTION FORM

(1)_____________________________________________________________________________
                        Name of Deceased Beneficial Owner

(2)_____________________________________________________________________________
                                  Date of Death

(3)_____________________________________________________________________________
             Name of Authorized Representative Requesting Repayment

(4)_____________________________________________________________________________
               Name of Financial Institution Requesting Repayment

(5)_____________________________________________________________________________
         Signature of Authorized Representative of Financial Institution
                              Requesting Repayment

(6)_____________________________________________________________________________
                     Principal Amount of Requested Repayment

(7)_____________________________________________________________________________
                                Date of Election

(8) Financial Institution              (9) Wire instructions for payment:
    Representative Name:                   Bank Name:
    Phone Number:                          ABA Number:
    Fax Number:                            Account Name:
    Mailing Address (no P.O. Boxes):       Account Number:
                                           Reference (optional):

--------------------------------------------------------------------------------
TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A)   DELIVERY AND PAYMENT DATE:

(B)   PRINCIPAL AMOUNT:

(C)   ACCRUED INTEREST:

(D)   DATE OF RECEIPT OF FORM BY THE INDENTURE TRUSTEE:

(E)   DATE OF ACKNOWLEDGMENT BY THE INDENTURE TRUSTEE:*

----------
* An acknowledgement, in the form of a copy of this document, will be returned to the party and location designated in item (8) above.

                           INSTRUCTIONS FOR COMPLETING
             REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

      Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years photocopies of the following (1) satisfactory evidence of the authority of the authorized representative, (2) satisfactory evidence of death of the deceased beneficial owner, (3) satisfactory evidence that the deceased beneficial owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, which evidence may be in the form of a letter from the representative, and (4) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

      o If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

      o The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner's interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

      o A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

      o The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2.    Indicate the name of the Deceased Beneficial Owner on line (1).

3.    Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.    Indicate the principal amount of notes to be repaid on line (6).

8.    Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.   Indicate the wire instruction for payment on line (9).

11.   Leave lines (A), (B), (C), (D), and (E) blank.

12.   Mail or otherwise deliver an original copy of the completed Form to:

             BY REGISTERED MAIL                 BY COURIER OR OVERNIGHT DELIVERY
          JPMorgan Chase Bank, N.A.                 JPMorgan Chase Bank, N.A.
      WSS - Survivor Option Processing          WSS - Survivor Option Processing
                P.O. Box 2320                     2001 Bryan Street - 9th Floor
          Dallas, Texas 75221-2320                     Dallas, Texas 75201

13.   FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE
      ACCEPTED.

14. If the acknowledgement of the Indenture Trustee's receipt of this Form is not received within ten days of the date such information is sent to JPMorgan Chase Bank, N.A., contact JPMorgan Chase Bank, N.A. at 2001 Bryan Street - 9th floor, Dallas, Texas 75201, Attention: WSS Survivor Option Processing, telephone number 1-800-516-8216.

15. For assistance with this Form or any questions relating thereto, please contact JPMorgan Chase Bank, N.A., at 2001 Bryan Street - 9th Floor, Dallas Texas 75201, Attention: WSS Survivor Option Processing, telephone number: 1-800-516-8216.

                                   $1,000,000
                         Hartford Life Insurance Company
                                    DEPOSITOR


                       Hartford Life Secured IncomeNotes(SM)
                     (That are also Asset-Backed Securities)
                        ISSUED THROUGH AND OBLIGATIONS OF


                       Hartford Life Global Funding Trusts

                              ---------------------

                              Prospectus Supplement

                              ---------------------

                                PURCHASING AGENT

                            Bear, Stearns & Co. Inc.


                                     AGENTS
                            A.G. Edwards & Sons, Inc.
                         Banc of America Securities LLC
                           Charles Schwab & Co., Inc.
                                    Citigroup
                       Fidelity Capital Markets Services,
                 a division of National Financial Services, LLC
                               Merrill Lynch & Co.
                                 Morgan Stanley
                               Piper Jaffray &Co.
                                  Raymond James
                             RBC Dain Rauscher, Inc.
                           Scott & Stringfellow, Inc.
                          UBS Financial Services, Inc.
                               Wachovia Securities
                                                   , 2006

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. HARTFORD LIFE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OF OR SALE IS NOT PERMITTED OR WOULD REQUIRE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THE JURISDICTION.


SUBJECT TO COMPLETION DATED FEBRUARY 27, 2006


PROSPECTUS

                                                             [THE HARTFORD LOGO]


HARTFORD LIFE INSURANCE COMPANY
SPONSOR AND DEPOSITOR
$1,000,000
SECURED NOTES (THAT ARE ALSO ASSET-BACKED SECURITIES)
ISSUED THROUGH AND OBLIGATIONS OF HARTFORD LIFE GLOBAL FUNDING TRUSTS

This prospectus relates to the offering, from time to time, through separate and distinct issuing entities in the form of trusts (each a "trust") as described below, of secured notes (that are also asset-backed securities). The aggregate principal amount of all such notes may equal up to $1,000,000 or the equivalent amount in one or more foreign or composite currencies.


Each trust will use the net proceeds from the offering of its notes to purchase a funding agreement sold to, and deposited into, such trust by Hartford Life Insurance Company, a life insurance company organized under the laws of the state of Connecticut ("Hartford Life").

Each trust will be formed for the exclusive purpose of issuing and selling notes to investors, using the net proceeds from the sale of the notes to acquire a funding agreement from Hartford Life, collaterally assigning and granting a security interest in such funding agreement in favor of the indenture trustee for the benefit of the holders of the notes issued by the trust, and engaging in other activities necessary or incidental thereto. The notes may be sold to institutional, retail, United States and foreign investors. Hartford Life will provide the specific terms of an offering of notes in an accompanying prospectus supplement and pricing supplement, including how a particular offering of notes will be made and whether such notes will be listed on a securities exchange.


The notes represent obligations of only the trusts, in their capacity as the issuing entities, and will not represent obligations of or interests in, or be guaranteed by, Hartford Life or any of its affiliates. Holders of notes issued by a trust may look only to that trust's assets, including the funding agreement held in such trust and not to any other assets or collateral held by any other trust, or Hartford Life. The funding agreements to be issued by Hartford Life to the trusts will represent obligations of Hartford Life.


                              -------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

                              -------------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------


The date of this Prospectus is           , 2006.

TABLE OF CONTENTS


                                                                            PAGE
--------------------------------------------------------------------------------
ABOUT THIS PROSPECTUS                                                          3
--------------------------------------------------------------------------------
RISK FACTORS                                                                   4
--------------------------------------------------------------------------------
FORWARD-LOOKING INFORMATION                                                    8
--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION                                            8
--------------------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                9
--------------------------------------------------------------------------------
DESCRIPTION OF THE TRUSTS                                                      9
--------------------------------------------------------------------------------
DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS                           12
--------------------------------------------------------------------------------
FEES AND EXPENSES                                                             12
--------------------------------------------------------------------------------
USE OF PROCEEDS                                                               13
--------------------------------------------------------------------------------
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
  COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        13
--------------------------------------------------------------------------------
DESCRIPTION OF HARTFORD LIFE                                                  14
--------------------------------------------------------------------------------
DESCRIPTION OF THE NOTES                                                      14
--------------------------------------------------------------------------------
DESCRIPTION OF THE FUNDING AGREEMENTS                                         22
--------------------------------------------------------------------------------
ERISA CONSIDERATIONS                                                          24
--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION                                                          26
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LEGAL MATTERS                                                                 27
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EXPERTS                                                                       27
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ABOUT THIS PROSPECTUS
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This prospectus is part of a registration statement that Hartford Life filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, as depositor of each funding agreement, Hartford Life may offer, from time to time, through trusts, up to a total amount of $1,000,000 in aggregate principal amount of notes or the equivalent principal amount in one or more foreign or composite currencies described in this prospectus. This prospectus provides a general description of the notes that may be offered through trusts. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time notes are offered, through a trust, Hartford Life may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of the offering. The pricing supplement may also add, update, supplement or clarify the information contained in this prospectus and the applicable prospectus supplement. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. Before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading "Where You Can Find More Information" and the additional information described under the heading "Incorporation of Certain Documents by Reference" beginning on pages 8 and 9, respectively.

In this prospectus, references to "Hartford Life" are to Hartford Life Insurance Company, an insurance company organized under the laws of the state of Connecticut, and references to the "trust" are to the separate and distinct Delaware statutory trust, which actually issues the applicable notes. In this prospectus, the secured notes to be offered by the trusts are referred to generally as "notes."

In this prospectus, references to "United States dollars," "U.S. dollars," or "$" are to lawful currency of the United States of America, and references to "euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the applicable pricing supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of Hartford Life, any trust or any of their respective agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or the applicable pricing supplement, as well as information Hartford Life previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of those documents or the date those documents were filed with the SEC, as applicable. Hartford Life's, and each trust's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in Hartford Life's registration statement.

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RISK FACTORS
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Your investment in the notes will involve certain risks. This prospectus, the accompanying prospectus supplement and any pricing supplement do not describe all of those risks.

In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and any pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

Because the applicable trust will rely on the payments that the trust receives on the funding agreement to fund all payments on the related notes, you are making an investment decision regarding the funding agreement as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreement.

RISK FACTORS RELATING TO EACH TRUST

EACH TRUST HAS LIMITED RESOURCES AND THEREFORE EACH TRUST'S ABILITY TO MAKE TIMELY PAYMENTS WITH RESPECT TO ITS NOTES WILL DEPEND ON HARTFORD LIFE MAKING PAYMENTS UNDER THE RELATED FUNDING AGREEMENT

The principal asset of each trust will be a funding agreement issued by Hartford Life. The notes will be secured by a funding agreement, together with all of the proceeds in respect thereof and all of the books and records pertaining to, such funding agreement and all of the trust's rights thereto, which is collectively referred to in this prospectus as the collateral. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust or Hartford Life. The notes will not have any right to receive payments from the collateral related to any other notes or from the assets of Hartford Life or any of its affiliates. Accordingly, the applicable trust will only be able to make timely payments with respect to the notes if Hartford Life makes all required payments under the funding agreement securing the related notes.

THE NOTES ARE THE OBLIGATIONS OF THE APPLICABLE TRUST ONLY AND ARE NOT OBLIGATIONS OF, OR GUARANTEED BY HARTFORD LIFE, OR ANY OF ITS AFFILIATES

The notes will not be obligations of, and will not be guaranteed by Hartford Life, or any of its holding companies, subsidiaries or affiliates. Neither the trustee nor the trust beneficial owner is under any obligation to provide funds or capital to the trust to the extent that such funds have not been paid by Hartford Life under the related funding agreement. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. Each trust has no net worth as of the date of this prospectus, and the net worth of each trust will be approximately $15 at inception. The net worth of the trust is not expected to increase materially.

EACH TRUST HAS NO PRIOR OPERATING HISTORY

Each trust exists solely to:

o     make a single issuance and sale of notes to investors,

o use the net proceeds from the sale of its notes to acquire a funding agreement from Hartford Life,

o collaterally assign and grant a security interest in the funding agreement in favor of the indenture trustee, and

o     engage in other activities necessary or incidental thereto.

Each trust has no prior operating history.

RISK FACTORS RELATING TO THE NOTES

THE NOTES ARE NON-RECOURSE OBLIGATIONS OF THE APPLICABLE TRUST AND YOUR CLAIMS AS A HOLDER OF NOTES ARE LIMITED TO THE AMOUNT OF THE APPLICABLE COLLATERAL

The notes are payable only from the collateral held as security for the notes of the relevant trust. If any event of default occurs under any notes, the rights of the holders of such notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. None of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to the notes of any other trust. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of Hartford Life, its officers, directors, affiliates, employees or agents or any of the applicable trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers directors, affiliates, employees or agents except with respect to enforcing obligations under the funding agreement against Hartford Life. All claims of the holders of notes in excess of amounts received from the related collateral will be extinguished.

NOTEHOLDERS WILL NOT HAVE ANY DIRECT CONTRACTUAL RIGHTS AGAINST HARTFORD LIFE UNDER THE APPLICABLE FUNDING AGREEMENT

The funding agreement issued by Hartford Life to the applicable trust will be a contractual obligation between Hartford Life and that trust. Once the trust assigns and pledges all of its rights and privileges in the funding agreement to the indenture trustee for the benefit of the holders of the related notes to secure the trust's obligations under such notes, the indenture trustee will be the only party with recourse rights against Hartford Life under the funding agreement. Subject to certain conditions in the indenture, holders of notes representing at least a majority of the aggregate principal amount of the outstanding notes of the trust have the right to direct the time, method and place of conducting any

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proceedings for exercising any remedy available to the indenture trustee with respect to the related funding agreement.

Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if Hartford Life had issued the funding agreements directly to such purchasers.

AN EVENT OF DEFAULT UNDER THE NOTES MAY NOT CONSTITUTE AN "EVENT OF DEFAULT" UNDER THE APPLICABLE FUNDING AGREEMENT

In certain circumstances an event of default under the notes may not constitute an event of default under the applicable funding agreement.

To the extent that:

o the trust fails to observe or perform in any material respect any covenant contained in the indenture or the notes,

o the indenture ceases to be in full force and effect or the indenture trustee's security interest in the collateral is successfully challenged or is determined to be defective, or

o the trust or the collateral is, subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation dissolution or other similar action or the trust is unable to pay its debts, it is possible that the trust's obligations under the notes may be accelerated while Hartford Life's obligations under the applicable funding agreement may not be similarly accelerated. If this occurs, scheduled payments under the funding agreement would not be accelerated and the indenture trustee may have no or limited ability to proceed against the applicable funding agreement and holders of the trust's notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Indenture -- Events of Default" and "Description of the Funding Agreements" in this prospectus.

PAYMENTS UNDER THE FUNDING AGREEMENT MAY BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST UNDER THE NOTES

Payments of the principal of and interest on notes will be made solely from the payments the trust receives under the applicable funding agreement. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, Hartford Life will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority having the power to tax and each holder of a note will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes, as equitably determined by the trust. Under this circumstance, the trust will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies assessments or other governmental charges. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the notes.

THE NOTES COULD BE DEEMED TO BE CONTRACTS OF INSURANCE OR PARTICIPATIONS IN THE RELATED FUNDING AGREEMENT WHICH COULD SUBJECT HOLDERS OF THE NOTES TO CERTAIN REGULATORY REQUIREMENTS AND REDUCE THE MARKETABILITY AND MARKET VALUE OF THE NOTES

The laws and regulations of the 50 states of the United States of America and the District of Columbia (the "covered jurisdictions") contain broad definitions of the activities that may constitute the business of insurance or the distribution of insurance products. Because the primary asset of the relevant trust will be a funding agreement issued by Hartford Life, it is possible that insurance regulators in one or more jurisdictions could take the position that
(i) the issuance of the notes by the relevant trust constitutes the indirect issuance of a funding agreement or other insurance product, and (ii) the distribution, transfer, sale, resale or assignment of the notes constitutes the production or sale of a funding agreement or other insurance product. If such a position were to be taken in any covered jurisdiction, the underlying activity and the person conducting such activity (including the relevant trust, Hartford Life, an Agent, an investor or such other person) could become subject to regulation under the insurance laws of one or more of the covered jurisdictions, which could, among other effects, require such persons to be subject to regulatory licensure or other qualification and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such persons to regulatory penalties. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of such regulation by any one or more covered jurisdictions could result in an investor either being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.


Based upon the legal advice of Sidley Austin LLP, counsel to Bear, Stearns & Co. Inc., dated as of __________, 2006, Hartford Life believes that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the covered jurisdictions and (2) the notes should not subject any trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or persons engaged in the sale, solicitation or negotiation or purchasing the notes in the covered jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws in the covered jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. There are, however, wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application, and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the


                                       5

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authority to modify or withdraw a regulatory interpretation, impose new rules, and take a position contrary to Hartford Life's. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to Hartford Life's. Consequently, there can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES

If the funding agreement related to your notes is redeemable at Hartford Life's option, including Hartford Life's right to redeem such funding agreement if Hartford Life is, or more than an insubstantial risk exists that Hartford Life will be, if specified under the relevant pricing supplement, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority having the power to tax, or upon the occurrence of a "tax event" (as defined under "Description of the Funding Agreements Early Redemption for Tax Event"), the relevant trust will redeem your notes if Hartford Life chooses to redeem the related funding agreement. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. Prevailing interest rates at the time the trust redeems your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Hartford Life's redemption right also may adversely impact your ability to sell your notes.

ANY SURVIVOR'S OPTION MAY BE SUBJECT TO CERTAIN LIMITATIONS

Under the Hartford Life Secured IncomeNotes(SM) program, Hartford Life has the discretionary right to limit:

o the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the aggregate principal amount of all such funding agreements as of the end of the most recent calendar year or such greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements;

o the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements; and

o the aggregate principal amount of funding agreements securing notes of a trust as to which exercises of any put option by Hartford Life shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplements.

In any such event, each trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by it from authorized representatives of deceased beneficial owners.

THERE MAY NOT BE ANY TRADING MARKET FOR YOUR NOTES AND MANY FACTORS AFFECT THE TRADING AND MARKET VALUE OF YOUR NOTES

Upon issuance, the notes will not have an established trading market. Hartford Life cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to the trust's and Hartford Life's creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

o the complexity and volatility of the formula applicable to the interest rate borne by your notes,

o the method of calculating the principal, premium and interest in respect of your notes,

o     the time remaining to the maturity of your notes,

o     the outstanding amount of the notes issued by such trust,

o     any redemption or repayment features of your notes,

o the amount of other debt securities linked to the formula applicable to your notes, and

o     the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

IF A TRUST ISSUES NOTES DENOMINATED IN A FOREIGN CURRENCY, THOSE NOTES ARE SUBJECT TO EXCHANGE RATE AND EXCHANGE CONTROL RISKS

If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, which are referred to in this prospectus and the accompanying prospectus supplement as "foreign currency notes," you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. The risks include but are not limited to:

o the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

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o     the possibility of significant changes in rates of exchange between U.S.
      dollars and the specified currency resulting from official redenomination relating to the specified currency, and

o the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

The existence, magnitude and longevity of these risks generally depend on factors over which neither the trust nor Hartford Life have any control and which cannot be readily foreseen, such as:

o     economic events,

o     political and regulatory events, and

o financial events, such as the supply of, and demand for, the relevant currencies.

Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your foreign currency notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally in the U.S. dollar equivalent market value of your foreign currency notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. Governments may use a variety of techniques, such as, intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the trust when payments on the notes are due because of circumstances beyond the trust's or Hartford Life's control. In this event, the trust will make required payments in U.S. dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.

The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. The trust and Hartford Life disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

RATINGS OF THE PROGRAM AND ANY RATED NOTES MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES AND MAY CHANGE

In the event that the program generally or the notes are rated by a rating agency, the ratings of such notes will primarily reflect Hartford Life's financial strength and will change in accordance with Hartford Life's financial strength rating and with any change in the priority status of funding agreement obligations under Connecticut law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of the program and any rated notes issued under this program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

AN INCREASE IN MARKET INTEREST RATES COULD RESULT IN A DECREASE IN THE VALUE OF ANY NOTES BEARING INTEREST AT A FIXED RATE

If market interest rates increase above the interest rate of notes bearing interest at a fixed rate, such notes bearing interest at a fixed rate generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest # rate on the notes you have purchased, the market value of your notes may decline. Hartford Life cannot give any assurance regarding the future level of market interest rates.

IF YOU PURCHASE DISCOUNT NOTES, THE AMOUNT PAYABLE TO YOU UPON EARLY REDEMPTION, REPAYMENT OR ACCELERATION OF THESE NOTES MAY BE LESS THAN THE PRINCIPAL AMOUNT (I.E., PAR) OF THE NOTES PLUS ACCRUED BUT UNPAID INTEREST AND PREMIUM, IF ANY

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.

RISK FACTOR RELATING TO THE COLLATERAL

THE FUNDING AGREEMENTS ARE HARTFORD LIFE'S UNSECURED OBLIGATIONS

The primary asset held in the trust will be a funding agreement issued by Hartford Life. The ability to receive payments on the notes will principally depend on payments under the related funding agreement. Although the trust will purchase the funding agreement relating to its notes, the trust will grant a security interest in, pledge and collaterally assign the funding agreement to the

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indenture trustee on behalf of the holders of the notes to secure the trust's obligations under the notes. The funding agreements are Hartford Life's unsecured obligations and, in the event of a liquidation or rehabilitation of Hartford Life, such trust, as owner of the applicable funding agreement, will be accorded a status as a Class 3 claimant under Section 38a-944 of the Connecticut Insurance Code, pari passu with claims of policyholders, beneficiaries, insureds and other claimants having Class 3 status.

FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------


Certain of the statements contained herein are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond Hartford Life's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon Hartford Life. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Hartford Life will be those anticipated by management. Actual results could differ materially from those expected by Hartford Life, depending on the outcome of various factors. These factors include: the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts, and the availability, pricing and adequacy of reinsurance to protect Hartford Life against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on Hartford Life's statutory capital levels; the inability to effectively mitigate the impact of equity market volatility on Hartford Life's financial position and results of operations arising from obligations under annuity product guarantees; the difficulty in predicting Hartford Life's potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct; the uncertain effect on Hartford Life of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future; the possibility of more unfavorable loss experience than anticipated; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase Hartford Life's business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; Hartford Life's ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the effect of assessments and other surcharges for guaranty funds; a downgrade in Hartford Life's claims-paying, financial strength or credit ratings; the ability of Hartford Life's subsidiaries to pay dividends to Hartford Life; and other factors described in such forward-looking statements. The safe harbors contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended do not apply to the trusts.


WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Hartford Life and the trusts. Hartford Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in compliance with such laws, Hartford Life files annual, quarterly and current reports, and other information with the SEC. You can read and copy any reports or other information Hartford Life files at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of Hartford Life's documents upon payment of a duplicating fee, by writing the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Hartford Life's filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)


Investors will be able to access (i) distribution reports on Form 10-D and current reports on Form 8-K, as applicable, with respect to the trusts formed under the programs and (ii) annual reports on Form 10-K with respect to the trusts only on the SEC's web site (which is at http://www.sec.gov). (This URL is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) As depositor, if required, Hartford Life will file these reports on behalf of each trust and reports with respect to a particular issuing trust can be accessed under that trust's name. Hartford Life will not make these reports available on its web site due to the volume of such reports required to be filed.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The SEC allows Hartford Life to "incorporate by reference" information that Hartford Life files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford Life can disclose important information to you by referring you to those documents. Information that Hartford Life files with the SEC will automatically update and supercede the information in this prospectus.


This prospectus incorporates by reference our Annual Report on Form 10-K for the period ended December 31, 2005.

Hartford Life is also incorporating by reference all reports that Hartford Life files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the notes made hereby (other than information in such documents that is deemed not to be filed).


You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning Hartford Life at the following address or telephone number:

                         Hartford Life Insurance Company
                              200 Hopmeadow Street
                           Simsbury, Connecticut 06089
                           Attention: Richard Costello
                            Telephone: (860) 547-5000

DESCRIPTION OF THE TRUSTS
--------------------------------------------------------------------------------

The following is a general description of the trusts and the material provisions of the standard terms for trust agreement and other related documents governing the trusts. This summary is not intended to be a full restatement of all of the terms of the standard terms for trust agreement, the trust agreement or the related documents governing the trusts and is subject to the detailed provisions of each such document. Copies of the standard terms for trust agreement and the form of trust agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of the applicable trust agreement may be inspected during normal business hours at Hartford Life's principal executive office set forth on the cover page of this prospectus.

GENERAL

A separate trust will be formed for each issuance of notes. Each trust will be a separate and distinct Delaware statutory trust organized pursuant to the Delaware Statutory Trust Act. Each trust will be organized pursuant to a trust agreement, dated as of the date of the applicable pricing supplement, between Wilmington Trust Company, as trustee (the "trustee") and AMACAR Pacific Corp., as administrator (in such capacity, the "administrator") and as trust beneficial owner (in such capacity, the "trust beneficial owner"). Each trust agreement will adopt and incorporate the standard terms for trust agreement in its entirety. With respect to a particular trust, the applicable trust agreement and the standard terms for trust agreement are referred to as the "trust agreement." The assets and liabilities of each trust will be separate and distinct from the assets and liabilities of every other trust and Hartford Life.

In connection with the issuance of notes by a trust:

o a separate and distinct trust will be formed pursuant to a trust agreement, which adopts and incorporates the standard terms for trust agreement in its entirety;

o     the trust will acquire a funding agreement issued by Hartford Life; and

o the trust will pledge and collaterally assign the funding agreement to, and grant a security interest in favor of, the indenture trustee for the benefit of the holders of the trust's notes.

Each series of notes will be secured by a first priority perfected security interest in the related funding agreement.

The sole purpose of each trust is to issue and sell one series of notes to investors, to use the net proceeds of such sale to acquire a funding agreement from Hartford Life, to pledge and collaterally assign its interest in the funding agreement purchased with the net proceeds from the issuance of its series of notes to JPMorgan Chase Bank, N.A., as indenture trustee, on behalf of that trust's series of notes, and to engage in other activities necessary or incidental thereto. No trust shall take any action not expressly provided for in its trust agreement or in the relevant indenture. See "Description of the Notes--Covenants."

Each trust's principal executive offices will be located at Hartford Life Global Funding c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 and each trust's telephone number will be (302) 636-4140.

NATURE OF EACH TRUST

The trust agreement provides that each trust will be a separate and distinct Delaware statutory trust organized pursuant to the Delaware Statutory Trust Act.

The applicable notes and the liabilities, obligations and expenses related to such notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust. Each funding agreement and all other rights, properties and assets held by the applicable trust are referred to as the "collateral" for the trust's notes.

As separate and distinct Delaware statutory trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust or Hartford Life. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Hartford Life, or any trust will be enforceable against the assets of any other trust. See "Description of the Notes -- Nonrecourse Enforcement."

APPLICATION OF MONEY RECEIVED BY THE TRUSTEE ON BEHALF OF A TRUST

Except for payments made in connection with the liquidation of a trust, all monies and other property received by the trustee on behalf of a trust shall be distributed as follows:

FIRST, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and

SECOND, to the trust beneficial owner all of the amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). Any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)).

Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by the trustee in accordance with the trust agreement. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all of the amounts that would be payable under the indenture to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)) and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture had been paid.

BANKRUPTCY CONCERNS

In the trust agreement, the trustee and the trust beneficial owner agree that neither party will institute against the trust any bankruptcy proceeding. Also, in the indenture, the indenture trustee agrees that it will not institute against the trust any bankruptcy proceeding for payments due the indenture trustee. However, during certain events of default, the indenture trustee (on behalf of the holders of notes) or the holders of more than 25% in aggregate principal amount of outstanding notes may accelerate payments of principal and interest under the notes as well as, under certain circumstances, institute judicial or other proceedings against the trust. If a bankruptcy proceeding is commenced against a trust, Hartford Life does not anticipate that the assets of the trust will be consolidated with the assets of any other party. As the sole asset of each trust is a funding agreement issued by Hartford Life, upon a proceeding for Hartford Life's liquidation, rehabilitation, conservation or supervision or similar event, an event of default under the notes issued by each trust will occur and the indenture trustee on behalf of the noteholders will have a claim against Hartford Life in such proceeding. No other creditors or policyholders of Hartford Life should have a claim against the funding agreement held by each trust or any claims thereunder. For information on priority of claims with respect to the funding agreements see "Description of The Funding Agreements--Priority."

THE TRUSTEE AND THE ADMINISTRATOR

Pursuant to each trust agreement, the trustee is acting as the sole trustee of the applicable trust. The trustee, on behalf of each trust, has entered into an administrative services agreement (the "administrative services agreement") with AMACAR Pacific Corp., in its capacity as administrator of each trust. The administrator will conduct certain administrative aspects of the business and affairs of each trust as set forth in the administrative services agreement. A copy of the administrative services agreement has been filed as an exhibit to the registration statement (which includes this prospectus) and is incorporated into this prospectus by reference.

The trustee will not be liable under the trust agreement(s) under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in the trust agreement(s) made by the trustee.

The trustee may resign by giving at least 60 days' written notice to the trust beneficial owner and the indenture trustee. If at any time the trustee ceases to be eligible to serve as the trustee under a trust agreement, or the trustee is unable to serve as trustee, or is bankrupt or insolvent, then the trust beneficial owner and indenture trustee may remove the trustee. No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee.


The trustee is also acting as trustee under Hartford Life's (1) existing $5 billion secured notes program under which approximately $1.4 billion of secured notes have been issued, and has acted in such capacity since April 2005 and (2) existing $2 billion secured notes program under which approximately $1.6 billion of secured notes have been issued, and has acted in such capacity from September 2004. Both existing programs are substantially identical to this program. The trustee has also served as trustee in connection with numerous registered and unregistered transactions involving the securitization of funding agreements since 1996.


Executed copies of the administrative services agreement may be inspected during normal business hours at Hartford Life's principal executive office set forth on the cover page of this prospectus.

THE TRUST BENEFICIAL OWNER

AMACAR Pacific Corp. is the sole beneficial owner of each trust. The beneficial interest in each trust:

o     will be purchased by the trust beneficial owner at par for $15,

o     will not be certificated,

o will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related notes, and

o will be subordinated to the related notes and will not be secured by the collateral.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of the related notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related notes, the trust will redeem the principal amount of the related notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

NO AFFILIATION

None of Hartford Life or any of Hartford Life's officers, directors, holding companies, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

None of Hartford Life or any of Hartford Life's officers, directors, holding companies, subsidiaries or affiliates is affiliated with the trustee, the administrator, the trust beneficial owner or the indenture trustee.


LEGAL PROCEEDINGS

As of February 21, 2006, there are no legal proceedings against Hartford Life, the indenture trustee, the trustee or the administrator that are material to investors.


RECORDKEEPING

Each trust will:

o     maintain separate and distinct records, and

o hold and account for the assets associated with each such trust separately from the assets of any other trust or Hartford Life.

The trusts will be subject to certain reporting requirements under the Securities Exchange Act of 1934, as amended.

AMENDMENT

Each trust agreement may be amended by the trustee and the trust beneficial owner:

o with Hartford Life's prior consent, at any time before the issuance of any notes by that trust;

o with Hartford Life's prior consent, in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

o with Hartford Life's prior consent and the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

o with Hartford Life's prior consent and the prior consent of each affected holder, to (1) change the amount or timing of any payment of any trust beneficial interest or any notes or (2) impair the right of the trust beneficial owner or any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

Notwithstanding the foregoing, the trustee and the trust beneficial owner may amend the trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be disregarded or treated as a grantor trust (assuming that any such trust were not disregarded) for U.S. federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

FISCAL YEAR END

Unless otherwise specified in the applicable pricing supplement, the fiscal year of each trust will end on June 15.

DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS
--------------------------------------------------------------------------------

This section provides a summary of the material terms and conditions of the expense and indemnity agreements. This summary is not complete and you should read the detailed provisions of the expense and indemnity agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

Hartford Life has entered into a separate expense and indemnity agreement with each of the trustee, the indenture trustee and the administrator and the trust beneficial owner. Hartford Life will enter into an expense and indemnity agreement with each trust and additional service providers to such trusts on or before the date such trust is formed. Copies of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of each expense and indemnity agreement may be inspected during normal business hours at Hartford Life's principal executive offices set forth on the cover page of the prospectus.

Pursuant to each expense and indemnity agreement, Hartford Life has the sole obligation to pay the fees due to the other parties to the expense and indemnity agreements, with respect to the Program. In addition, Hartford Life will pay the costs and expenses relating to the offering, sale and issuance of any notes and costs, expenses and taxes incurred by each trust other than certain excluded amounts described below and Hartford Life will indemnify the indenture trustee, the administrator and the trust beneficial owner, the trustee, each trust and each service provider appointed from time to time with respect to certain matters. All amounts paid on behalf of each trust by Hartford Life with respect to the Program will be disclosed on the Form 10-K filed with the SEC by each trust.

Under each expense and indemnity agreement, Hartford Life will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general excluded amounts include:

o     any payment obligation by a trust to a holder of any note;

o any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement;

o any cost, loss, damage, claim, expense, disbursement tax, penalty or liability of any kind resulting from the bad faith or gross negligence of such service provider; or

o     any income taxes or overhead expenses of any service provider.

Each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.


FEES AND EXPENSES
--------------------------------------------------------------------------------

Other than in the case of an event of default under the indenture or the liquidation of a trust, no fees or expenses are payable out of the cash flows of any trust's assets. However, in the case of an event of default under the indenture or the liquidation of a trust, to the extent not paid pursuant to the applicable expense and indemnity agreement, the indenture trustee, the administrator, the trust beneficial owner, the trustee and any service provider appointed from time to time may be paid out of the applicable trust's assets as described in the table below:

    CIRCUMSTANCES
    GIVING RISE TO      PARTY RECEIVING
      PAYMENT OF         SUCH FEES AND       DISTRIBUTION
       EXPENSES            EXPENSES            PRIORITY         GENERAL PURPOSE     SOURCE OF FUNDS           AMOUNT PAYABLE
   -----------------    ---------------      -------------     -----------------   -----------------       --------------------
Event of Default        Indenture Trustee    First Priority   Reasonable and       Amounts collected by     Actual fees and
under Indenture                                               customary expenses   the indenture            expenses (in an
                                                              and counsel fees     trustee following an     aggregate amount of
                                                              incurred by the      event of default         no more than
                                                              indenture trustee    under the indenture      $250,000 for all
                                                              and any other        or then held or          notes issued under
                                                              amounts due and      thereafter received      any Hartford Life
                                                              unpaid to the        as security with         secured notes
                                                              indenture trustee    respect to the notes     program to the
                                                              by the trust                                  extent not paid
                                                                                                            pursuant to the
                                                                                                            expense and
                                                                                                            indemnity agreement
                                                                                                            between Hartford
                                                                                                            Life and the
                                                                                                            indenture trustee)

   CIRCUMSTANCES
  GIVING RISE TO       PARTY RECEIVING
    PAYMENT OF          SUCH FEES AND          DISTRIBUTION
     EXPENSES             EXPENSES               PRIORITY           GENERAL PURPOSE        SOURCE OF FUNDS        AMOUNT PAYABLE
------------------  --------------------  ---------------------  ---------------------  ---------------------  --------------------
Liquidation of the  Indenture Trustee,    Second Priority        Any claims, including  The collateral and     Actual Expenses (to
Trust               Trustee,              (after the payment     expenses relating to   any other assets of a  the extent not paid,
                    Administrator, Trust  of all amounts due     such liquidation       trust upon the         or reasonably
                    Beneficial Owner      and unpaid on the                             liquidation of such    provided for,
                    and any service       notes, if any, of the                         trust                  pursuant to the
                    provider appointed    applicable trust)                                                    applicable expense
                    from time to time                                                                          and indemnity
                                                                                                               agreement)


USE OF PROCEEDS
--------------------------------------------------------------------------------

Each trust will use the net proceeds from the issuance of its notes and the trust beneficial interest to purchase a funding agreement issued by Hartford Life. Hartford Life intends to use the net proceeds from the sale to the trust of the funding agreement to purchase investment assets that Hartford Life expects will generate investment income in excess of amounts payable under the applicable funding agreement.

COMPUTATION OF RATIOS OF EARNINGS TO
FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


---------------------------------------------------------------------------------------------------------------
                                                              YTD        YTD        YTD        YTD        YTD
(IN MILLIONS)                                              12/31/05   12/31/04   12/31/03   12/31/02   12/31/01
---------------------------------------------------------------------------------------------------------------
EARNINGS                                                   $  1,116   $  1,012   $    794   $    428   $    696
ADD:
FIXED CHARGES
   Interest expense                                              --         --         --         --         --
   Interest factor attributable to rentals                        5          6          6          7          6
---------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                                               5          6          6          7          6
   Interest credited to contractholders                       1,620      1,658      1,055        974        939
---------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED
   TO CONTRACTHOLDERS                                         1,625      1,664      1,061        981        945
---------------------------------------------------------------------------------------------------------------
EARNINGS, AS DEFINED                                          1,121      1,018        800        435        702
---------------------------------------------------------------------------------------------------------------
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED
   TO CONTRACTHOLDERS                                         2,741      2,676      1,855      1,409      1,641
---------------------------------------------------------------------------------------------------------------
FIXED CHARGES
   Fixed charges above                                            5          6          6          7          6
   Dividends on subsidiary preferred stock                       --         --         --         --         --
---------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND
   REQUIREMENTS                                                   5          6          6          7          6
---------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES, INTEREST CREDITED TO
   CONTRACTHOLDERS AND PREFERRED DIVIDEND
   REQUIREMENTS                                            $  1,625   $  1,664   $  1,061   $    981   $    945
---------------------------------------------------------------------------------------------------------------
RATIOS
   Earnings, as defined, to total fixed charges               224.2      169.7      133.3       62.1      117.0
---------------------------------------------------------------------------------------------------------------
   Earnings, as defined, to total fixed charges and
      preferred dividend requirements                         224.2      169.7      133.3       62.1      117.0
---------------------------------------------------------------------------------------------------------------
   EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
      CONTRACTHOLDERS, TO TOTAL FIXED CHARGES INCLUDING
      INTEREST CREDITED TO CONTRACTHOLDERS                      1.7        1.6        1.7        1.4        1.7
---------------------------------------------------------------------------------------------------------------
   Earnings, as defined, including interest credited to
      contractholders, to total fixed charges including
      interest credited to contractholders and preferred
      dividend requirements                                     1.7        1.6        1.7        1.4        1.7
---------------------------------------------------------------------------------------------------------------

DESCRIPTION OF HARTFORD LIFE
--------------------------------------------------------------------------------

Hartford Life and its subsidiaries are wholly owned indirect subsidiaries of The Hartford Financial Services Group, Inc. Hartford Life and its subsidiaries provide:

o investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers;

o life insurance for wealth protection, accumulation and transfer needs for approximately 740,000 customers;

o group benefits products such as group life and group disability insurance for the benefit of millions of individuals; and

o corporate owned life insurance, which includes life insurance policies purchased by a company on the lives of its employees.

Hartford Life is one of the largest sellers of individual variable annuities, variable life insurance and group disability insurance in the United States. Hartford Life's strong position in each of its core businesses provides an opportunity to increase the sale of Hartford Life's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against disability or death and engage in estate planning.

Hartford Life's principal office is located at 200 Hopmeadow Street, Simsbury, CT 06089.

In connection with the issuance of a series of notes by an issuing trust, Hartford life will issue a funding agreement to such issuing trust with pricing terms substantially similar to that trust's series of notes, will make payments under the funding agreement, as required, and will file reports for the issuing trust, as required by the Exchange Act. Hartford Life has been engaged in the securitization of funding agreements as sponsor and depositor in connection with its existing $5 billion secured note program, which is substantially identical to this program and was declared effective by the SEC in April 2005, and prior to that in connection with its existing $2 billion secured note program, which is also substantially identical to this program and was declared effective by the SEC in September 2004.

DESCRIPTION OF THE NOTES
--------------------------------------------------------------------------------


The following is a general description of the terms of the notes. Hartford Life will provide specific terms of the notes in the applicable prospectus supplement and a pricing supplement to this prospectus. For purposes of this prospectus, "business day" shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.


The notes of each trust will be issued pursuant to an indenture, between the applicable trust and JPMorgan Chase Bank, N.A., as indenture trustee (the "indenture trustee"), which will adopt and incorporate the standard terms for indenture in its entirety. Copies of the form of standard terms for indenture and the form of indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference. With respect to a particular trust, the applicable indenture and the standard terms for indenture are referred to herein as the "indenture." The following summary highlights some of the provisions of the indenture, but it may not contain all of the information that is important to you. The indenture is not restated in its entirety and you are urged to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

The indenture does not limit the amount of notes that a trust may issue, provided that a trust may only make a single issuance of notes.


A trust may issue notes at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.

A trust will be obligated to redeem its notes if Hartford Life elects to redeem the funding agreement securing such trust's notes. Unless otherwise specified in this prospectus or the applicable prospectus supplement or the applicable pricing supplement, the funding agreement securing a trust's notes will not be redeemable by Hartford Life and no trust's notes will be repayable at the option of the holder prior to their stated maturity date. Notes that may be redeemed at a time when 25% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement.


At the time of sale of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.


Certain U.S. federal income tax considerations relating to the notes will be described in the applicable prospectus supplement or pricing supplement.

INTEREST RATE CALCULATION

Each fixed rate note offered to investors will bear interest at the rate specified in the applicable pricing supplement. Each floating rate note offered to investors will bear interest at a rate determined by reference to one or more of the following interest rate bases, which will be specified in the applicable pricing supplement:

o     the CD Rate;

o     the CMT Rate;

o     the Commercial Paper Rate;

o     the Federal Funds Rate;

o     LIBOR;

o     the Prime Rate; or

o     the Treasury Rate.

These interest rate bases are further described in the prospectus supplements to this prospectus under "Description of the Notes."


COLLATERAL

Under the indenture, the funding agreement issued to and deposited into a trust by Hartford Life in exchange for the proceeds from the offering of such trust's notes will be pledged and collaterally assigned by the trust to the indenture trustee on behalf of the holders of its notes. Each trust's notes will be secured by a perfected security interest in the related "collateral," consisting of:

o     the funding agreement held in the trust,

o     all proceeds of the funding agreement,

o     all books and records pertaining to the funding agreement, and

o     all rights of the trust pertaining to the foregoing.

COVENANTS


Under the indenture, the trust will make certain covenants to the indenture trustee for the benefit of the holders of the notes. In addition, the indenture requires the trust to hold funds in trust for payments under the notes, pay to the indenture trustee, in its capacity as servicer, principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, the trust is obligated to deliver to the indenture trustee an annual statement certifying its compliance with the conditions, performance of obligations and adherence to covenants under the indenture. In addition to its other covenants, the trust has agreed that it will not, so long as any of its notes are outstanding, take any of the following actions, except as otherwise permitted by the indenture:


o sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by such trust (now owned or hereafter acquired), including, without limitation, any portion of the collateral,

o engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement, the execution and delivery and performance of the indenture, the license agreement to be entered into by Hartford Fire Insurance Company and the trustee, on behalf of each trust (the "license agreement"), the distribution agreement, the administrative services agreement, the expense and indemnity agreements, the funding agreement and any other documents or instruments entered into by, or with respect to the trust (all such documents and instruments including the trust agreement are referred to herein collectively, the "program documents") relating to any of the trust's notes issued under the indenture and the transactions contemplated thereby; and (2) a single issuance of notes pursuant to the indenture,

o incur or otherwise become liable, directly or indirectly, for any indebtedness or contingent obligation except for its notes pursuant to the indenture,

o (1) permit the validity or effectiveness of the indenture or any grant of a security interest in or an assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur or assume any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned as of the date of the indenture or thereafter acquired, or any interest therein or the proceeds thereof, or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral,

o amend, modify or fail to comply with any material provision of the trust agreement except as expressly permitted thereunder,

o own any subsidiary or lend or advance any monies to, or make any investment in, any person, except for an investment in a funding agreement,


o directly or indirectly make any distribution or other payment on, or redeem or otherwise acquire or retire for value, the interest of the trust beneficial owner if any amount under the related notes are due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than the notes, if all amounts due to be paid on the relevant notes issued by it prior to the next scheduled payment under the relevant funding agreement(s) have not been paid,


o exercise any rights to foreclose or realize on its security interest in or assignment for collateral purposes of the relevant collateral except at the direction of, or with the prior written approval of, the indenture trustee,

o cause or permit the sale or other transfer of, or the creation, incidence, assumption or existence of any lien on, all or a portion of the interest of trust beneficial owner,

o become required to register as an "investment company" or become under the "control" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended,

o enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or other evidence of beneficial ownership of, any other person,

o have any subsidiaries, employees or agents other than the trustee, the administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the program documents,

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

o have an interest in any bank account other than (1) the accounts required under any of the program documents; and (2) those accounts expressly permitted by the indenture trustee; provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee on terms acceptable to such indenture trustee,

o take any action that would cause it not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for U.S. federal income tax purposes,

o permit any affiliate, employee or officer of Hartford Life or any underwriter of any notes to be a trustee of it,

o issue notes under the indenture unless (1) it has purchased or will simultaneously purchase a funding agreement from Hartford Life to secure such notes, (2) Hartford Life has affirmed in writing to it that Hartford Life has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the funding agreement by it to the indenture trustee, and (3) it has taken such other steps as may be necessary to cause indenture trustee's security interest in, and assignment for collateral purposes of the funding agreement and other collateral, in favor of the indenture trustee for the benefit of the holders of the notes, to be perfected for purposes of the Uniform Commercial Code or effective against the trust's creditors and subsequent purchasers of the funding agreement and other collateral pursuant to insurance or other applicable law,

o commingle its assets with the assets of any of its affiliates or commingle the assets held in any trust with assets of any other trust, or guarantee any obligation of any of its affiliates (including any trust), or

o maintain any joint account with any person, become a party whether as co-obligor or otherwise, to any agreement to which any person is a party (other than with respect to the program documents), or become liable as a guarantor or otherwise with respect to any indebtedness or contractual obligation of any person.

EVENTS OF DEFAULT

Upon the occurrence of an Event of Default (defined below), a trust's notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

The following will be Events of Default under the notes of each trust:

o such trust's failure to pay the principal (other than any installment payment), when due and payable, of any of its notes and continuance of such failure for a period of one business day,

o such trust's failure to pay any interest premium, if applicable, installment payments (if applicable) or any other amounts, when due and payable, on any of its notes and continuance of such failure for a period of five business days,

o any "Event of Default" (as defined in the funding agreement related to such notes) by Hartford Life (subject to any applicable cure periods) shall have occurred under the funding agreement securing such notes,

o such trust's failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes for a period of 60 days after the date on which the indenture trustee provides such trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of such trust provide the trust and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a "notice of default",

o the indenture ceases to be in full force and effect (other than in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure such notes, or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law,

o either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or (2) an involuntary case shall be commenced against the trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the trust or the relevant collateral, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the trust or the relevant collateral for all or a substantial part of the trust's property, or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the trust, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the trust's property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged,

o either (1) the trust shall have an order for relief entered with respect to the trust or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an

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

      order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the trust's property, or the trust shall make any assignment for the benefit of creditors, or (2) the trust shall fail or be unable, or the trust admits in writing the trust's inability, to pay the trust's debts as such debts become due, or the trustee shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph, or

o any other Event of Default provided in any prospectus supplement or pricing supplement and applicable notes or the relevant indenture.

When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected trust may, by written notice to the trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the trust. This provision, however, is subject to the condition that, at any time after the principal of the notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes then outstanding by written notice to the trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such trust, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes will be immediately due and payable without any declaration or other action by the trust, the indenture trustee or the holder of any note.

The Events of Default described above (other than the Event of Default specified in the third bullet point above) are different from the funding agreement defaults described later in this prospectus under the heading "Description of the Funding Agreements." In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes without there being a corresponding funding agreement default and acceleration of payment obligations under the funding agreement. In such a case, there would be no or limited funds available to pay the accelerated principal and interest under the notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against the funding agreement and the related collateral. However, because under such circumstances Hartford Life would not be under any obligation to accelerate its payment obligations under the funding agreement, the indenture trustee could only:

o continue to receive scheduled periodic payments under the collateral, including the applicable funding agreement;

o dispose of the collateral, including the funding agreement, subject to obtaining Hartford Life's consent; or

o     exercise any combination of the foregoing.

Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.

The trust will promptly inform the indenture trustee in writing of the occurrence of an Event of Default or an occurrence, with notice or the lapse of time, that would become an Event of Default. The indenture trustee will promptly provide notice of such event to each rating agency then rating the applicable series of notes and, within 90 days of becoming aware of such event, the indenture trustee will provide notice of such event to the holders of the applicable series of notes.

Each year during which the applicable series of notes remains outstanding, the trust will provide evidence to the indenture trustee of the absence or an occurrence of an Event of Default concerning the series of notes.

See "Risk Factors -- Risk Factors Relating to the Notes -- An event of default under the notes may not constitute an "event of default" under the applicable funding agreement."

APPLICATION OF MONEY COLLECTED UNDER THE INDENTURE

Following an Event of Default and during the continuance thereof, with respect to the notes of a trust, any monies that may then be held or thereafter received by the indenture trustee as security with respect to such notes shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

FIRST, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee, in an aggregate amount of no more than $250,000 for all notes issued by all trusts under any Hartford Life secured notes program, to the extent not paid pursuant to the expense and indemnity agreement between Hartford Life and the indenture trustee,

SECOND, to the payment of the amounts then due and unpaid upon the notes of the trust for principal, premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such trust's notes,

THIRD, any remaining balance shall be paid to the trustee and such remaining balance shall be distributed by the trustee in accordance with the trust agreement.

If no Event of Default exists, the payments shall be applied in the following order:

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

FIRST, to the payment of the amounts then due and unpaid upon the notes for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes, and

SECOND, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under "Description of the Trusts -- Application of Money Received by the Trustee on Behalf of a Trust."

Except as expressly set forth in the indenture, none of the indenture trustee, registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker's lien or otherwise.

CERTAIN RIGHTS OF HOLDERS

The holder(s) of a majority in aggregate principal amount of the notes of a trust at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such trust's notes including with respect to the collateral; provided, however, that such direction shall not be in conflict with any rule of law or the indenture and the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction.

No holder of the notes shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such notes or for the appointment of a receiver or trustee, unless:

o such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such notes,

o the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such trust shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee,

o such holder(s) have offered to the indenture trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request,

o the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

o no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of notes of a trust representing at least a majority of the aggregate principal amount of the outstanding notes of such trust.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of a trust or to obtain or to seek to obtain priority or preference over any other holder of any note of such trust to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of such trust. Notwithstanding the foregoing, nothing in the notes or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due.


Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement under the United States federal and state securities laws is no different than if Hartford Life had issued the funding agreements directly to such purchasers.

REPORTS TO HOLDERS

As depositor we will file, if required, a distribution report with respect to each trust on Form 10-D or Form 8-K, as applicable, within fifteen days following any distribution made or scheduled to be made on the notes of a series. Each Form 10-D or Form 8-K, as applicable, will contain the relevant payment information, the current principal amount of the notes and the applicable funding agreement and the compensation received by the indenture trustee during the period relating to such payment. As depositor, if required we will also file an annual report with respect to each trust on Form 10-K, which annual report will include certain exhibits regarding compliance with servicing criteria and a certification by an appropriate officer of Hartford Life as to such compliance and the sufficiency of such report and any distribution report for the same period. For information on how you can request copies of these reports, see "Where You Can Find More Information" above.

In accordance with the terms of the indenture and the Trust Indenture Act of 1939, as amended, on or before May 15th of each year, to the extent required by the Trust Indenture Act, the indenture trustee will be required to transmit by mail to registered holders of notes reports dated as of March 15 of such year with respect to certain matters, including any changes to the eligibility and qualifications of the indenture trustee, conflicting interests of the indenture trustee, certain unpaid advances made by the indenture trustee, and any actions by the indenture trustee that materially affect the applicable notes or collateral. A copy of each such report shall, at the time of such transmission to holders of notes, be filed with each stock exchange upon which the applicable notes may be listed, and also with the SEC.


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MODIFICATIONS AND AMENDMENTS


      MODIFICATIONS AND AMENDMENTS WITHOUT CONSENT OF HOLDERS

Each trust may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of its notes for the purpose of:

o conveying, transferring, assigning, mortgaging or pledging to the indenture trustee, as security for the notes, any property or assets in addition to the collateral,

o curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the notes or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes, the relevant supplemental indenture, the funding agreement or any other program documents, which shall not materially adversely affect the interests of any holder of such notes,

o adding to the trust's covenants or those of the indenture trustee for the benefit of the holders of such trust's notes or to surrender any right or power conferred in the indenture on the trust,

o     adding any additional Events of Default to the indenture,

o evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes,

o providing for the issuance of and establishing the forms and terms and conditions of its notes, or

o establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any notes.

The indenture trustee shall advise each rating agency that has rated this program or any series of notes of any such supplemental indenture.

      MODIFICATIONS AND AMENDMENTS WITH CONSENT OF HOLDERS

Each trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to its notes or the indenture or modifying in any manner the rights of any holder of its notes with consent of the holder(s) representing at least a majority in aggregate principal amount of such notes at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note affected thereby:

o change the stated maturity of the principal of or any installment of interest on any note of such trust,

o reduce the principal amount of or interest on, or any premium payable on any note of such trust,

o change any place of payment where, or the coin or currency in which the principal of premium, if any or interest on, any note of such trust is payable,

o impair or affect the right of any holder of the notes of such trust to institute suit for the enforcement of any payment on or with respect to the notes of such trust,

o reduce the percentage of the aggregate principal amount of the outstanding notes of such trust, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of defaults thereunder and their consequences provided for in the indenture,

o modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note, of such trust,

o modify or alter the provisions of the definition of "Outstanding" in the indenture,

o modify or affect in any manner adverse to the interest of any holder of notes of such trust the terms and conditions of the trust's obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such trust, or

o permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral relating to notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of the trust or deprive the holder of any note the security afforded by the applicable collateral.

The indenture trustee shall advise each rating agency that has rated this program or any series of notes of any such supplemental indenture.

Each trust will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause such trust not to be disregarded or treated as a grantor trust (assuming any such trust were not disregarded) for U.S. federal income tax purposes.


INDENTURE TRUSTEE AND SERVICER


Under the indenture, if an Event of Default with respect to the applicable notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.

No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

o this paragraph does not limit the effect of the immediately preceding paragraph,

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

o the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a "responsible officer" (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false, provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture,

o the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts,

o the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing at least a majority of the aggregate principal amount of the notes then outstanding (or if an event of default under the notes has occurred and the holders direct the indenture trustee to take action as described under "-- Certain Rights of Holders" above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture, and

o no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The indenture trustee may resign at any time by giving not less than 60 days' prior written notice thereof to Hartford Life, the trust and the holders of the related notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time:

o the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the trust or any applicable holder of notes who has been a bona fide holder of a note for at least twelve (12) months;

o the indenture trustee shall become incapable of acting with respect to the notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

o the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to notes after written request by the trust or any applicable holder of notes who has been a bona fide holder of a note for at least twelve (12) months, then, the trust (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to the applicable notes and appoint a successor indenture trustee.

In addition to the right of petition given to the resigning indenture trustee and the right of removal given to the trust pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes for at least twelve (12) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

Holders of a majority in aggregate principal amount of the applicable notes at the time outstanding may at any time remove the indenture trustee with respect to such notes and appoint a successor indenture trustee with respect to such notes by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the trust the evidence required for such action by the indenture.

If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the trust shall promptly appoint a successor indenture trustee. No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing a majority of the aggregate principal amount of the outstanding notes of the trust delivered to the trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the trust.

The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Code.


JPMorgan Chase Bank, N.A. ("JPMorgan"), in its capacities as indenture trustee and paying agent, under each indenture, will perform the functions of the servicer under the program. JPMorgan is a national banking association and wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1 trillion and operations in more than 50 countries, which operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity.

JPMorgan acts as indenture trustee through the Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for various types of securitization transactions from its office at 4 New York Plaza, New York, New York 10004 and other offices worldwide. Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, funding agreements and student loans. JPMorgan Worldwide Securities Services is a provider of transaction services to 23,500 clients worldwide for more than $4.5 trillion in global debt. In transactions where JPMorgan acts as an independent collateral agent, it maintains separate accounts for the collateral of each such transaction. JPMorgan and its predecessors have served as indenture trustee on transactions involving the securitization of funding agreements since 1994. JPMorgan currently acts as indenture trustee or paying agent for various funding agreement backed note programs with approximately 199 trusts outstanding as of February 21, 2006.

JPMorgan is also acting as indenture trustee under Hartford Life' existing $5 billion secured note program and under Hartford Life's existing $2 billion secured note program. The aggregate amount of outstanding registered funding agreements managed by JPMorgan Chase Bank, N.A. in connection with the existing programs is approximately $3.0 billion as of February 24, 2006.


With respect to any series of notes as to which J.P. Morgan Securities Inc. will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of JPMorgan Chase Bank, N.A.

MEETINGS OF HOLDERS

A meeting of holders of a trust's notes may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of notes.

Unless otherwise provided in a note certificate representing the applicable notes, the indenture trustee may at any time call a meeting of holders of such notes for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all of the holders of notes, whether or not such holders were present or represented at the meeting.

NONRECOURSE ENFORCEMENT

Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of Hartford Life, its officers, directors, affiliates, employees or agents, the trust and none of its trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom are referred to collectively in this prospectus and the accompanying prospectus supplements as the "nonrecourse parties," will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to any notes, the right of the holder(s) of such notes and the indenture trustee on behalf of such holder(s) in connection with a claim on such notes will be limited solely to a proceeding against the collateral for such notes.

Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant notes (except that to the extent they exercise their rights, if any, to seize the funding agreement securing the notes held by such holder(s), they may enforce the funding agreement against Hartford Life or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

ENFORCEMENT OF RIGHTS UNDER SECURITIES LAWS

Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreements directly to such purchasers.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

MISCELLANEOUS

      NOTICES

All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

      GOVERNING LAW, SUBMISSION TO JURISDICTION

Each indenture and any notes shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against a trust or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the pricing supplement for any notes may specify other jurisdictions as to which the trust may consent to the nonexclusive jurisdiction of its courts with respect to such notes.

DESCRIPTION OF THE FUNDING AGREEMENTS
--------------------------------------------------------------------------------

This section provides a summary of the material terms and conditions of the funding agreements. Specific terms of a funding agreement issued with respect to any notes and the extent to which these general provisions apply to that funding agreement will be provided in a prospectus supplement and, if applicable, in a pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreement. A copy of the form of funding agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference.

GENERAL

Each funding agreement will be issued by Hartford Life to a trust (and deposited into such trust by Hartford Life) and will be held in such trust as part of the collateral for the benefit of the holders of the notes of such trust. Each funding agreement will represent Hartford Life's unsecured obligation.

The applicable funding agreement will have substantially similar payment terms to the related notes, including the rate of interest, interest payment dates and the stated maturity date. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date prior to maturity. Amounts received by a trust in respect of interest, principal or premium, if any, on a funding agreement will be applied to all payments due the holders of the related notes and beneficial interests for the related trust (as described in the "Description of the Notes -- Application of Money Collected under the Indenture"). Additional terms of each funding agreement will be described in the related prospectus supplement or any pricing supplement.

The obligation to pay under each funding agreement will be solely Hartford Life's obligation. Hartford Life's obligations under each funding agreement will not be guaranteed by any person, including but not limited to any of its holding companies, subsidiaries or affiliates.

Each funding agreement will represent Hartford Life's general account policyholder obligations. They will fall into a broad category of insurance products commonly referred to as asset accumulation products. As such, the proceeds from the sale of each funding agreement will be invested by Hartford Life in a portfolio of assets designed to meet the contractual obligations under such funding agreement and Hartford Life's other general account liabilities. Hartford Life will earn the spread differential between the cost of its obligations under each funding agreement and the yield on its invested assets. Hartford Life may periodically, consistent with its past practice and subject to all applicable regulatory restrictions on its insurance operations, pay a dividend of a portion of the spread income to Hartford Life and Accident Insurance Company, a wholly-owned subsidiary of Hartford Life, Inc. Hartford Life, Inc. is a direct subsidiary of Hartford Holdings, Inc., a direct subsidiary of The Hartford Financial Services Group, Inc., Hartford Life's ultimate parent company.


Unless otherwise set forth in the applicable pricing supplement, each funding agreement will have an issue credit rating of AA- by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Hartford Life expects each funding agreement to be rated Aa3 by Moody's Investors Service, Inc. ("Moody's"). The rating of the applicable funding agreement by Moody's will be specified in the applicable pricing supplement. The notes of a trust will be issued only in the event that, at the time of issuance of such notes, at least one nationally recognized rating agency would assign an investment grade rating to such notes and the funding agreement securing such notes. No arrangement to monitor the credit rating of either the notes or the funding agreements after issuance exists.


Each trust will grant a security interest in, pledge and collaterally assign the funding agreement relating to the notes issued by such trust to the indenture trustee as collateral to secure such trust's obligations under the notes.

GOVERNING LAW

Each funding agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.

PRIORITY

Hartford Life is a Connecticut domiciled insurance company and is subject to the insurance laws of the State of Connecticut, including its liquidation, rehabilitation and other delinquency proceeding provisions. Pursuant to Section 38a-944 of the Connecticut Insurance Code (the "liquidation act"), in the event of a liquidation of Hartford Life, all claims under insurance policies and contracts (Class 3 claims) must be fully satisfied before any claims of other general unsecured creditors of Hartford Life may be paid. Hartford Life has secured a legal opinion from Robinson & Cole

LLP, special state insurance counsel to Hartford Life, confirming that a claim under a funding agreement that has been authorized, executed and delivered by Hartford Life, and is its valid, binding and enforceable funding agreement obligation, would be a Class 3 claim under the above cited statute under the law in effect as of the date of the opinion. If a claim under a funding agreement were not accorded a Class 3 priority in an insolvency proceeding of Hartford Life, the funding agreement claim would be accorded the lower priority associated with the claims of Hartford Life's general unsecured obligations.

The scope of the Robinson & Cole LLP opinion regarding a liquidation proceeding with respect to Hartford Life is additionally limited to a Connecticut liquidation proceeding under Connecticut law, and only those claims that are made, and allowed by the liquidator, in accordance with Connecticut law. The opinion of Robinson & Cole LLP recites basic facts in which a funding agreement is to be issued and claims asserted, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are additionally limited to the application of the law of the State of Connecticut and that the opinion is rendered solely as of the date thereof.

CERTAIN TERMS AND CONDITIONS

FUNDING AGREEMENT DEFAULT. Each of the following events will constitute an event of default (a "funding agreement default") under each of the funding agreements:

o Hartford Life is dissolved or a resolution is passed or proceeding instituted for its winding-up, liquidation or similar arrangement (other than pursuant to a consolidation, amalgamation or merger);

o Hartford Life breaches any material obligation, representation or certification contained in the funding agreement, provided that there is no bona fide dispute as to whether such breach has occurred and that such breach continues for fifteen business days following actual notice to Hartford Life of such breach;

o Hartford Life fails to make any required payment (other than a maturity payment), under the funding agreement or any other funding agreement it has issued to a trust and such failure continues for five business days after the due date of such payment; and

o Hartford Life fails to make any payment on the stated maturity date under the funding agreement and such failure continues for one business day after the due date of such payment.

Upon a funding agreement default, the applicable trust may accelerate Hartford Life's obligations under such funding agreement by providing Hartford Life with two business days' prior written notice, provided, however, such obligations are immediately accelerated, with no required notice, if the default results from the dissolution, winding up or liquidation of Hartford Life. Without limiting the foregoing, in no event shall a rehabilitation with respect to Hartford Life or the institution of a proceeding for a rehabilitation with respect to Hartford Life constitute an event of default under the funding agreement. See "Risk Factors -- An event of default under the notes may not constitute an "event of default" under the applicable funding agreement."

SURVIVOR'S OPTION

Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor's option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor's option is specified in your notes it will be more fully described in the prospectus supplement relating to your notes.

RESTRICTIONS ON TRANSFER

Each funding agreement will provide that it and the accumulation fund established for bookkeeping purposes thereunder may be sold, assigned, discounted, or pledged as collateral for the purposes contemplated by the various documents and agreements covering the issuance of notes, as described in this prospectus. Hartford Life's consent is not required for such a sale, assignment, discount or pledge.

Under the trust agreement, the trust will not be able to transfer or hypothecate the applicable funding agreement except in connection with the collateral assignment of and the granting of the security interest in, the funding agreement in favor of the indenture trustee.

AGREED TAX TREATMENT

Each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for United States federal, state and local income and franchise tax purposes or, to the extent it cannot be disregarded, to treat the funding agreement as debt of Hartford Life for such purposes.

WITHHOLDING TAX, PAYMENT OF ADDITIONAL AMOUNTS AND TAX REDEMPTION

All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable prospectus supplement or any pricing supplement, Hartford Life will not pay any additional amounts to the applicable trust in respect of any such withholding or deduction and each holder of a related note will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes as equitably determined by the applicable trust. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the related notes. If Hartford Life is required or, based on an opinion of independent legal counsel selected by

Hartford Life, more than an insubstantial risk exists that Hartford Life will be required to pay additional amounts pursuant to the applicable prospectus supplement or any pricing supplement in respect of such withholding or deduction, Hartford Life will have the right to redeem the affected funding agreement (if so specified in the funding agreement and the applicable prospectus supplement or any pricing supplement) and, if Hartford Life elects to redeem the affected funding agreement, the applicable trust will redeem the related notes as provided in the indenture. Hartford Life may redeem such funding agreement by giving not less than 45 and no more than 75 days prior written notice to the applicable trust and by paying to the applicable trust the outstanding principal of, and accrued but unpaid interest on, the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement.

EARLY REDEMPTION FOR TAX EVENT

Each funding agreement will provide that upon the occurrence of a tax event (as described below), Hartford Life may redeem such funding agreement by giving not less than 45 and no more than 75 days prior written notice to the applicable trust and by paying to such trust the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement. If Hartford Life elects to redeem a funding agreement, the applicable trust will redeem the related notes secured by such funding agreement as provided in the indenture. The term "tax event" means that Hartford Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable funding agreement is entered into, there is more than an insubstantial risk that
(i) the applicable trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the applicable trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA plans"), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Under U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as in effect from time to time (the "plan asset regulations"), the assets of a trust may be deemed to be "plan assets" of an ERISA plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, "plans") for purposes of ERISA and Section 4975 of the Code if a plan or a person investing "plan assets" of a plan acquires an equity interest in such trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes will have recourse only to the relevant collateral that secures such notes, if the notes were treated as equity interests, the related funding agreement would be treated as assets of any plan holding a note.

Even if the notes were treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreement will be treated as debt, rather than equity, for U.S. federal tax purposes and (b) the funding agreement should not be deemed to have any "substantial equity features," none of the assets underlying the funding agreement should be treated as "plan assets" for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreement, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreement will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Moreover, since the trustee has no discretionary authority (except potentially in the case of an Event of Default) with respect to the funding agreement, even if the funding agreement is treated as assets of a plan holding a note, the trustee should not be treated as having acted in a fiduciary capacity with respect to the fund-ing agreement and the treatment of the funding agreement as plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity ("plan asset entity") and any person investing "plan assets" of any plan.

Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans (together, "parties in interest"), unless a statutory or administrative exemption is available. For example, if either Hartford Life or a trust is a party in interest with respect to a plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The U.S. Department of Labor ("DOL") has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the notes on behalf of or with "plan assets" of any plan or other plan asset entity; or its purchase and holding of the notes (and if the trust's underlying assets are treated as "plan assets," its indirect purchase and holding of the collateral securing the notes) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan if the trust, Hartford Life, any Agent, the administrator, the indenture trustee, the trustee or any of their respective affiliates (a) has investment discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such plan.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as
Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

The sale of any notes to a plan is in no respect a representation by any party or entity related to the trust that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular trust, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

The Notes will be sold to the Agents as principal in accordance with the terms of the standard terms of distribution agreement which will be incorporated by reference into each distribution agreement. Copies of the standard terms of distribution agreement and the form of distribution agreement have been filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated into this prospectus by reference and executed copies of each distribution agreement may be inspected during normal business hours at the principal executive office of the trust c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

The means by which a particular offering will be made, including the names of the applicable Agent(s), the purchase price of the notes, the proceeds of the offering, any underwriter's discounts or commissions, will be described in the accompanying prospectus supplement or pricing supplement related to your notes. Notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase notes will be subject to certain conditions precedent, and the underwriters must purchase all of such notes if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealer from time to time. In all such cases, a single trust may only issue notes of a trust on the initial date of sale of such notes. No additional notes may thereafter be issued by such trust.

Any underwriters, dealers or agents participating in the distribution of notes will be "underwriters," with respect to the notes being distributed by them and the funding agreements being purchased by the trust, and any discounts or commissions received by them on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with the trust and Hartford Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, a trust or Hartford Life or a trust's respective subsidiaries or affiliates in the ordinary course of business.

With respect to any series of notes as to which J.P. Morgan Securities Inc. will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of JPMorgan Chase Bank, N.A.

Hartford Life is a statutory issuer of notes under the Securities Act.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

If so indicated in the applicable prospectus supplement or pricing supplement, a trust will authorize agents and underwriters to solicit offers by certain institutions to purchase its notes at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

LEGAL MATTERS
--------------------------------------------------------------------------------

Certain matters regarding the notes and their offering will be passed upon:

o     for Hartford Life by Jonathan Mercier, Counsel for Hartford Life;

o for Hartford Life by Robinson & Cole LLP (as to Connecticut insurance law);

o for the trusts and the trustee by Richards, Layton & Finger, P.A. (as to Delaware law); and


o for the Agents (as to New York law, U.S. federal securities law and certain tax matters) by Sidley Austin LLP (Sidley Austin LLP provides legal services to Hartford Life, The Hartford Financial Services Group, Inc. and its subsidiaries from time to time).


Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.

EXPERTS
--------------------------------------------------------------------------------


The consolidated financial statements and related financial statement schedules incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 22, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth those expenses to be incurred by Hartford Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.


Securities and Exchange Commission filing fee ..   $     107.00
Fees and expenses of Trustees ..................   $    110,000
Printing and engraving expenses ................   $     65,000
Accountant's fees and expenses .................   $     10,000
Legal fees and expenses ........................   $    250,000
Rating agency fees .............................   $    225,000
Miscellaneous expenses .........................   $     10,000
                                                   ------------
Total ..........................................   $ 670,107.00
                                                   ============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      HARTFORD LIFE INSURANCE COMPANY

      Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes ("CGS") provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(5)(b), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(5)(b). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors. Consistent with the statutes referenced above, under the Depositor's Certificate of Incorporation, the Depositor must indemnify directors for liability except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate to receive an improper personal gain; (c) showed a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or (e) created liability under section 33-757 relating to unlawful distributions.

      The Depositor's Certificate of Incorporation also permits the Depositor, at the discretion of the board of directors, to indemnify any current or former director, officer, employee or agent of the corporation to the fullest extent permitted by law. Accordingly, under the Depositor's bylaws, the Depositor must, to the fullest extent permitted by applicable law, indemnify directors and officers of the Depositor against all expenses, including attorney's fees, in connection with any proceeding by reason of the fact that such person was a director or officer of the Depositor.

      Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation. Consistent with the statute, the directors and officers of Hartford Life Insurance Company are covered under a directors and officers liability insurance policy.

ITEM 16.      EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

1.1* Standard Distribution Agreement Terms to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein.
1.2* Form of Distribution Agreement to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein (included as Section C of the Omnibus Instrument filed as Exhibit 4.11 hereto).
4.1 Standard Indenture Terms to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and Wilmington Trust Company, as trustee.
4.2* Form of Indenture to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and a Hartford Life Global Funding Trust (included as Section B of the Omnibus Instrument filed as Exhibit
         4.11 hereto).
4.3 Form of Retail Global Note (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.4 Form of Institutional Global Note (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.5 Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.6*     Form of Certificate of Trust.
4.7* Standard Trust Agreement Terms to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator.
4.8* Form of Trust Agreement to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator (included as Section A to the Omnibus Instrument filed as Exhibit 4.11 hereto).
4.9 Administrative Services Agreement to be entered into between AMACAR Pacific Corp., as administrator, and Wilmington Trust Company, as trustee on behalf of the applicable trust.
4.10*    Form of Funding Agreement to be issued by Hartford Life Insurance
         Company.
4.11     Form of Omnibus Instrument.
5.1*     Opinion of Sidley Austin LLP.
5.2*     Opinion of Counsel of Hartford Life.
8*       Opinion of Sidley Austin LLP.
10.1** Expense and Indemnity, by and between Hartford Life Insurance Company and Wilmington Trust Company, as trustee (on behalf of itself and each trust).
10.2 Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.
10.3** Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and AMACAR Pacific Corp., as trust beneficial owner and administrator.
12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1     Consent of Deloitte & Touche LLP.
23.2*    Consent of Sidley Austin LLP (included in Exhibit 5.1 and Exhibit 8).
23.3*    Consent of Robinson & Cole LLP.
23.4*    Consent of Sidley Austin LLP.
23.5*    Consent of Jonathan Mercier (included in Exhibit 5.2).
24* Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.
25* Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.
99.1     Form of Retail Fixed Pricing Supplement.
99.2     Form of Retail Floating Pricing Supplement.
99.3     Form of Institutional Pricing Supplement.

----------
* PREVIOUSLY FILED ON DECEMBER 2, 2005 WITH REGISTRATION STATEMENT FILE NO. 333-130089

** PREVIOUSLY FILED ON JANUARY 10, 2006 WITH REGISTRATION STATEMENT FILE NO. 333-130089

ITEM 17. UNDERTAKINGS.

      (a) Rule 415 Offering.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and
            (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.


            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
                        (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                  (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.


      The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c)   Request for Acceleration of Effective Date.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) Filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Hartford Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Amendment No. 2 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on this 27th day of February, 2006.

HARTFORD LIFE INSURANCE COMPANY

By:  /s/ Thomas M. Marra                             *By: /s/ John F. Kennedy
     --------------------------------------------         -------------------
     Thomas M. Marra, President, Chief                    John F. Kennedy
     Executive Officer and Chairman of the Board*         Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

David A. Carlson, Senior Vice President & Deputy
  Chief Financial Officer, Director*

Michael L. Kalen, Executive Vice President, Director*

Thomas M. Marra, President, Chief Executive
  Officer and Chairman of the Board, Director
  (Principal Executive Officer)*

Ernest M. McNeill, Jr., Vice President & Chief
  Accounting Officer Principal Accounting Officer*

John C. Walters, Executive Vice President,           *By: /s/ John F. Kennedy
  Director*                                               -------------------
                                                          John F. Kennedy
Lizabeth H. Zlatkus, Executive Vice                       Attorney-in-Fact
  President and Chief Financial Officer, Director
  (Principal Financial Officer)*

David M. Znamierowski, Executive Vice                    Date: February 27, 2006
  President & Chief Investment Officer, Director*

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

1.1* Standard Distribution Agreement Terms to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein.
1.2* Form of Distribution Agreement to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein (included as Section C of the Omnibus Instrument filed as Exhibit 4.11 hereto).
4.1 Standard Indenture Terms to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and Wilmington Trust Company, as trustee.
4.2* Form of Indenture to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and a Hartford Life Global Funding Trust (included as Section B of the Omnibus Instrument filed as Exhibit
         4.11 hereto).
4.3 Form of Retail Global Note (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.4 Form of Institutional Global Note (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.5 Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).
4.6*     Form of Certificate of Trust.
4.7* Standard Trust Agreement Terms to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator.
4.8* Form of Trust Agreement to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator (included as Section A to the Omnibus Instrument filed as Exhibit 4.11 hereto).
4.9 Administrative Services Agreement to be entered into between AMACAR Pacific Corp., as administrator, and Wilmington Trust Company, as trustee on behalf of the applicable trust.
4.10*    Form of Funding Agreement to be issued by Hartford Life Insurance
         Company.
4.11     Form of Omnibus Instrument.
5.1*     Opinion of Sidley Austin LLP.
5.2*     Opinion of Counsel of Hartford Life.
8*       Opinion of Sidley Austin LLP.
10.1** Expense and Indemnity, by and between Hartford Life Insurance Company and Wilmington Trust Company, as trustee (on behalf of itself and each trust).
10.2 Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.
10.3** Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and AMACAR Pacific Corp., as trust beneficial owner and administrator.
12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1     Consent of Deloitte & Touche LLP.
23.2*    Consent of Sidley Austin  LLP (included in Exhibit 5.1 and Exhibit 8).
23.3*    Consent of Robinson & Cole LLP.
23.4*    Consent of Sidley Austin LLP.
23.5*    Consent of Jonathan Mercier (included in Exhibit 5.2).
24* Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.
25* Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.
99.1     Form of Retail Fixed Pricing Supplement.
99.2     Form of Retail Floating Pricing Supplement.
99.3     Form of Institutional Pricing Supplement.

----------
* Previously filed on December 2, 2005 with Registration Statement File No. 333-130089

** Previously filed on January 10, 2006 with Registration Statement File No. 333-130089